As filed with the Securities and Exchange Commission on August 4, 2011

Registration Nos. 333-175796 and 333-175801

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-10 and FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Form F-10		Form F-3

BAYTEX ENERGY CORP.		BAYTEX ENERGY USA LTD.

(Exact name of Registrant as specified in its charter)

Alberta, Canada		Colorado

(Province or other jurisdiction of incorporation or organization)

1381		1381

(Primary Standard Industrial Classification Code Number)

Not applicable		26-0632259

(I.R.S. Employer Identification No., if applicable)

2800, 520 – 3rd Avenue S.W. Calgary, Alberta, Canada, T2P 0R3 Tel: 587-952-3000		600 17th St., Suite 1600 S. Denver, CO 80202 Tel: 303-825-2777

(Address and telephone number of Registrant’s principal executive offices)

Baytex Energy USA Ltd. 600 17th St., Suite 1600 S. Denver, CO 80202 Tel: 303-825-2777		Baytex Energy USA Ltd. 600 17th St., Suite 1600 S. Denver, CO 80202 Tel: 303-825-2777

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Murray J. Desrosiers Baytex Energy Corp. 2800, 520 – 3rd Avenue S.W. Calgary, Alberta, Canada, T2P 0R3 Tel: 587-952-3000 Fax: 587-952-3029	Shannon M. Gangl Burnet, Duckworth & Palmer LLP 1400, 350 – 7th Avenue S.W. Calgary, Alberta, CanadaT2P 3N9 Tel: 403-260-0100 Fax: 403-260-0337	Guy P. Lander Carter Ledyard & Milburn LLP 2 Wall Street New York, N.Y.10005 Tel: 212-238-8619 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

Form F-10				Form F-3

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐
pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☑
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

2

PART I

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.  This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See "Plan of Distribution".

This short form prospectus has been filed under legislation in all provinces of Canada except Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada.  Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Baytex Energy Corp. at Suite 2800, Centennial Place, East Tower, 520 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0R3, Telephone (587) 952-3000 and are also available electronically at www.sedar.com.

Short Form Base Shelf Prospectus

New Issue	August 4, 2011

CDN$500,000,000

Common Shares
Subscription Receipts
Warrants
Options
Debt Securities

We may, from time to time, offer for sale under this short form prospectus during the 25 month period that this short form prospectus, including any amendments hereto (the "Prospectus"), remains valid up to $500,000,000 (or the equivalent in other currencies or currency units at the time of issue) of: (i) common shares (the "Common Shares"); (ii) subscription receipts (the "Subscription Receipts"); (iii) warrants exercisable to acquire Common Shares (the "Warrants"); (iv) options exercisable to acquire Common Shares (the "Options"); or (v) senior or subordinated debt securities (the "Debt Securities").  In this Prospectus, the Warrants and Options are collectively referred to as the "Other Convertible Securities" and the Common Shares, Subscription Receipts, Other Convertible Securities and Debt Securities are collectively referred to as the "Securities".

We may offer Securities in such amount as we determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set forth in one or more prospectus supplements (each, a "Prospectus Supplement") including: (i) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (ii) in the case of Subscription Receipts or Other Convertible Securities, the number of such securities offered, the issue price, the terms, conditions and procedures for the conversion or exercise of such securities, the amount and type of securities that holders thereof will receive upon such conversion or exercise and any other terms specific to the Subscription Receipts or Other Convertible Securities being offered; and (iii) in the case of Debt Securities, the specific designation of the Debt Securities, any limit on the aggregate principal amount of the Debt Securities, the currency, the maturity date, the offering price (at par, at a discount or at a premium), whether the Debt Securities will bear interest, the interest rate or method of determining the interest rate, the interest payment date(s), any terms of redemption, any conversion or exchange rights and any other terms specific to the Debt Securities being offered.  The Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries with respect to the payment of the principal, premium, if any, and interest on the Debt Securities, and such subsidiary guarantees may be guaranteed by us on a senior and unsecured basis.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required by applicable securities laws.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Neither the United States Securities and Exchange Commission nor any state securities regulator has approved or disapproved these Securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

We are permitted to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different in some significant respects from those in the United States.  Prior to January 1, 2011, we prepared our financial statements in accordance with Canadian generally accepted accounting principles. In 2011, we began to prepare our financial statements in accordance with International Financial Reporting Standards, and they will be subject to Canadian auditing and auditor independence standards.  They may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.

Data on oil and gas reserves contained in or incorporated by reference into this Prospectus has been prepared in accordance with Canadian disclosure standards, which are not comparable in all respects to United States disclosure standards. See "Presentation of Financial and Oil and Gas Information".

The purchase of the Securities may subject you to tax consequences both in the United States and Canada.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in this Prospectus and any applicable Prospectus Supplement and obtain independent tax advice as necessary.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are a corporation formed under the laws of the Province of Alberta, Canada, substantially all of our directors and officers and the experts named in this Prospectus are Canadian residents and a substantial portion of our assets and the assets of our directors and officers and the experts named in this Prospectus are located in Canada.  See "Enforcement of Civil Liabilities".

We may sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities to one or more purchasers directly pursuant to applicable statutory exemptions, or through agents.  The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us, in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.  Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices.  If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.  Except as set out in a Prospectus Supplement relating to a particular offering of Securities and to the extent permitted by applicable law, in connection with any offering of Securities the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.  See"Plan of Distribution".

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE") under the symbol "BTE".

ii

The return on your investment in Common Shares is not comparable to the return on an investment in a fixed-income security. The recovery of your initial investment is at risk, and the anticipated return on your investment is based on many performance assumptions. Although we intend to declare cash dividends on the Common Shares, these cash dividends may be reduced or suspended. Cash dividendsare not guaranteed. Our ability to make cash dividends and the actual amount distributed will depend on numerous factors, including, among other things: our financial performance, debt obligations, restrictive debt covenants, commodity prices, production levels, working capital requirements, future capital requirements and other factors beyond our control, all of which are susceptible to a number of risks. In addition, the market value of the Common Shares may decline as a result of many factors and that decline may be significant. An investment in the Securities involves risks.It is important for you to consider the particular risk factors that may affect the industry in which we operate, and therefore the stability of the dividends you would receive. See "Risk Factors".This section also describes our assessment of those risk factors, as well as potential consequences to you if a risk should occur.

Any offering of Subscription Receipts, Other Convertible Securities or Debt Securitieswould be a new issue of securities.  There is no market through which the Subscription Receipts, Other Convertible Securities or Debt Securities may be sold and purchasers may not be able to re-sell the Subscription Receipts, Other Convertible Securities or Debt Securities purchased under this Prospectus or any Prospectus Supplement.  This may affect the pricing of the Subscription Receipts, Other Convertible Securities or Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, Other Convertible Securities or Debt Securities and the extent of issuer regulation.  See "Risk Factors".  Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Other Convertible Securities or Debt Securities will not be listed on any securities exchange.

The offering of Securities is subject to approval of certain legal matters on our behalf by Burnet, Duckworth & Palmer LLP, Calgary, Alberta and Carter, Ledyard & Milburn LLP, New York, New York.  No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Our head office is located at Suite 2800, Centennial Place, East Tower, 520 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0R3 and our registered office is located at 1400, 350 – 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3N9.  Effective August 22, 2011, our registered office will be located at 2400, 525 – 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1.

The date of this Prospectus is August 4, 2011.

iii

TABLE OF CONTENTS

SELECTED ABBREVIATIONS AND DEFINITIONS	2	DESCRIPTION OF DEBT SECURITIES	16
DISCLOSURE REGARDING FORWARD-LOOKING		EARNINGS COVERAGE	32
STATEMENTS	5	PLAN OF DISTRIBUTION	33
PRESENTATION OF FINANCIAL AND OIL AND GAS		MARKET FOR SECURITIES	34
INFORMATION	6	LEGAL MATTERS	34
NON-GAAP FINANCIAL MEASURES	7	INTEREST OF EXPERTS	35
ADDITIONAL INFORMATION	8	CERTAIN INCOME TAX CONSIDERATIONS	35
EXCHANGE RATES	8	RISK FACTORS	35
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES	9	PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS	36
DOCUMENTS INCORPORATED BY REFERENCE	9	EXEMPTIONS FROM CERTAIN SECURITIES
SUMMARY DESCRIPTION OF BUSINESS	11	REQUIREMENTS	36
CONSOLIDATED CAPITALIZATION	12	DOCUMENTS FILED AS PART OF THE REGISTRATION
RECORD OF DIVIDENDS	13	STATEMENT	37
USE OF PROCEEDS	14	CONSENT OF INDEPENDENT REGISTERED
DESCRIPTION OF COMMON SHARES	14	CHARTERED ACCOUNTANTS	38
DESCRIPTION OF SUBSCRIPTION RECEIPTS AND		CERTIFICATE OF THE CORPORATION	C-1
OTHER CONVERTIBLE SECURITIES	15

SELECTED ABBREVIATIONS AND DEFINITIONS

Unless the context otherwise requires, all references in this Prospectus and in any Prospectus Supplement to "Baytex", the "Corporation", "we", "us" or "our" means Baytex Energy Corp. and its consolidated subsidiaries, any partnership of which Baytex Energy Corp. and its subsidiaries are the partners and our significant equity investments and joint ventures.

All dollar amounts in this Prospectus are expressed in Canadian dollars, except where otherwise indicated.  References to "$" or "CDN$" are to Canadian dollars and references to "U.S.$" are to United States dollars.

In this Prospectus and in any Prospectus Supplement, the following terms shall have the following meanings:

"2010 Annual Financial Statements" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"2010 Annual MD&A" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"2016 Debentures" means our $150 million 9.15% series A senior unsecured debentures due August 26, 2016 and issued pursuant to the Canadian Indenture.

"2021 Debentures" means our U.S.$150 million 6.75% series B senior unsecured debentures due February 17, 2021 and issued pursuant to the Canadian Indenture.

"ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended, including the regulations promulgated thereunder, as amended from time to time.

"Annual Information Form" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Baytex Energy" means Baytex Energy Ltd., a corporation amalgamated under the ABCA.

"Board of Directors" means our board of directors.

"Canadian Indenture" means the amended and restated trust indenture which provides for the issuance of Debt Securities in Canada among us, as issuer, Baytex Energy and certain of its subsidiaries, as guarantors, and Valiant Trust Company, as indenture trustee, dated January 1, 2011, as supplemented by a first supplemental trust indenture dated February 17, 2011.  The 2016 Debentures and the 2021 Debentures were issued under the Canadian Indenture.

"Common Shares" means our common shares.

"Corporate Conversion" means the internal reorganization of the Trust and certain of its subsidiaries which resulted in the conversion of the legal structure of the Trust from a trust to a corporation pursuant to a plan of arrangement under the ABCA.

"Credit Facilities"means, collectively,the $40 million extendible operating loan facility that Baytex Energy has with a chartered bank and the $660 million extendible syndicated loan facility that Baytex Energy has with a syndicate of chartered banks, each of which constitute a revolving credit facility for a three-year term (to June 14, 2014), which is extendible annually for a 1, 2 or 3 year period (subject to a maximum three-year term at any time).

"Debenture Indenture" means, collectively, the Canadian Indenture and the U.S. Indenture;

"Debt Securities" means our senior or subordinated debt securities.

"EDGAR" means the Electronic Data Gathering, Analysis and Retrieval System established by the SEC.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"forecast prices and costs" means future prices and costs that are: (i) generally acceptable as being a reasonable outlook of the future; and (ii) if, and only to the extent that, there are fixed or presently determinable future prices or costs to which we are legally bound by a contractual or other obligation to supply a physical product, including those for an extension period of a contract that is likely to be extended, those prices or costs rather than the prices and costs referred to in subparagraph (i).

"Incentive Plan" means our Common Share Rights Incentive Plan, as approved by the Board of Directors on October 25, 2010.

"Information Circular" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Notes" means the unsecured subordinated promissory notes issued by Baytex Energy and certain other Operating Entities to us.

"NYSE" means the New York Stock Exchange.

"Operating Entities" means our direct and indirect wholly-owned subsidiaries that are actively involved in the acquisition, production, processing, transportation and marketing of crude oil, natural gas liquids and natural gas, being Baytex Energy, Baytex Energy Partnership, Baytex Oil & Gas Ltd., Baytex Resources Corp. and Baytex Energy USA Ltd., and "Operating Subsidiary" means any one of them, as applicable.

"Options" means our options.

"Other Convertible Securities" means Warrants and Options that are convertible into or exercisable to acquire Common Shares.

"probable reserves" are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

"proved reserves" are those reserves that can be estimated with a high degree of certainty to be recoverable.  It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

"Q1 2011Financial Statements" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Q1 2011 MD&A" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"reserves" are estimated remaining quantities of oil and natural gas and related substances anticipated to be recoverable from known accumulations, as of a given date, based on: (i) analysis of drilling, geological, geophysical and engineering data; (ii) the use of established technology; and (iii) specified economic conditions, which are generally accepted as being reasonable.

"SEC" means the United States Securities and Exchange Commission.

"SEDAR" means the System for Electronic Document Analysis and Retrieval established by the provincial securities regulatory authorities in Canada.

"Share Award Incentive Plan" means our Share Award Incentive Plan, as approved by the Board of Directors on October 25, 2010 and the Unitholders on December 9, 2010.

"Shareholders" mean the holders from time to time of Common Shares.

"Sproule" means Sproule Associates Limited, independent petroleum consultants of Calgary, Alberta, Canada.

"Sproule Report" means the report prepared by Sproule dated March 14, 2011 entitled "Evaluation of the P&NG Reserves of Baytex Energy Corp. (As of December 31, 2010)", which report is summarized in the Annual Information Form.

"Subscription Receipts" means our subscription receipts.

"subsidiary" has the meaning ascribed thereto in the Securities Act (Ontario) and, for greater certainty, includes all corporations, partnerships and trusts owned, controlled or directed, directly or indirectly, by us.

"Supplemental Oil and Gas Disclosures" has the meaning ascribed thereto under "Documents Incorporated by Reference".

"Trust" means Baytex Energy Trust, a trust formed pursuant to the laws of Alberta pursuant to the third amended and restated trust indenture between Valiant Trust Company, the trustee of the Trust, and Baytex Energy dated May 20, 2008, as amended by a supplemental indenture dated December 31, 2010 and, unless the context otherwise requires, includes its subsidiaries.

"Trust Units" mean trust units of the Trust.

"TSX" means the Toronto Stock Exchange.

"U.S.Indenture" means the trust indenture to be entered into among us, as issuer, Baytex Energy and certain of its subsidiaries, as guarantors, and The Bank of Nova Scotia Trust Company of New York, as indenture trustee, which provides for the issuance of Debt Securities in the United States.

"United States" or "U.S." means the United States, as defined in Rule 902(l) under Regulation S under the United States Securities Act of 1933, as amended.

"Unitholders" mean the holders of the Trust Units.

"Warrants" means our warrants.

Words importing the singular number only include the plural, and vice versa, and words importing any gender include all genders.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

In the interest of providing potential investors with information about us, including our management's assessment of future plans and operations, certain statements in this Prospectus are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements").  In addition, certain documents incorporated by reference into this Prospectus contain forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "forecast", "intend", "may", "objective", "ongoing", "outlook", "potential", "project", "plan", "should", "target", "would", "will" or similar words suggesting future outcomes, events or performance.  Such forward-looking statements speak only as of their respective date and are expressly qualified by this cautionary statement.

Specifically, this Prospectus contains forward-looking statements relating to: the use of the net proceeds received from any sale of the Securities; our dividend policy; and our ability, over the long term, to fund development capital expenditures and dividend payments from internally generated funds from operations.  In addition, information and statements relating to reserves and resources are deemed to be forward-looking statements, as they involve implied assessment, based on certain estimates and assumptions, that the reserves and resources described exist in quantities predicted or estimated, and that the reserves and resources can be profitably produced in the future.Cash dividends on our Common Shares are paid at the discretion of our Board of Directors and can fluctuate.  The level of future cash dividends will depend on the amount of funds from operations generated by our operations and our prevailing financial circumstances at the time.

The forward-looking statements contained in this Prospectus are based on certain key assumptions regarding, among other things, petroleum and natural gas prices and differentials between light, medium and heavy oil prices; well production rates and reserve volumes; our ability to add production and reserves through our exploration and development activities; capital expenditure levels; the availability and cost of labour and other industry services; the amount of future cash dividends that we intend to pay; interest and foreign exchange rates; and the continuance of existing and, in certain circumstances, proposed tax and royalty regimes.  Forward-looking statements contained in certain documents incorporated by reference into this Prospectus are based on the key assumptions described in such documents.  The reader is cautioned that such assumptions, although considered reasonable by us at the time of preparation, may prove to be incorrect.

Actual results achieved during the forecast period will vary from the information provided in this Prospectus and in the documents incorporated by reference herein as a result of numerous known and unknown risks and uncertainties and other factors which are discussed in the documents incorporated herein by reference.  Such factors include, but are not limited to: declines in oil and natural gas prices; variations in interest rates and foreign exchange rates; uncertainties in the credit markets may restrict the availability of credit or increase the cost of borrowing; refinancing risk for existing debt and debt service costs; access to external sources of capital; risks associated with our hedging activities; third party credit risk; risks associated with the exploitation of our properties and our ability to acquire reserves; government regulation and changes in governmental legislation; changes in income tax or other laws or government incentive programs; uncertainties associated with estimating petroleum and natural gas reserves; risks associated with acquiring, developing and exploring for oil and natural gas and other aspects of our operations; risks associated with properties operated by third parties; risks associated with delays in business operations; risks associated with the marketing of our petroleum and natural gas production; risks associated with large projects or expansion of our activities; the failure to realize anticipated benefits of acquisitions and dispositions or to manage growth;changes in climate change laws and other environmental, health and safety regulations; competition in the oil and gas industry for, among other things, acquisitions of reserves, undeveloped lands, skilled personnel and drilling and related equipment; the application of accounting policies;the activities of our Operating Entities and their key personnel; depletion of our reserves; risks associated with securing and maintaining title to our properties; seasonality; our permitted investments; risks associated with the ownership of our securities, including the discretionary nature of dividend payments and changes in market-based factors; risks for United States and other non-resident shareholders and other factors, many of which are beyond our control.

Readers are cautioned that the foregoing list of risk factors is not exhaustive.  New risk factors emerge from time to time, and it is not possible for management to predict all of such factors and to assess in advance the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Readers should also carefully consider the matters discussed under the heading "Risk Factors" and in the documents incorporated by reference into this Prospectus.

There is no representation by us that actual results achieved during the forecast period will be the same in whole or in part as those forecast and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities law.  The forward-looking statements contained in this Prospectus, and in certain documents incorporated by reference into this Prospectus, are expressly qualified by this cautionary statement.

PRESENTATION OF FINANCIAL AND OIL AND GAS INFORMATION

Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with generally accepted accounting principles in Canada, which are in effect from time to time ("Canadian GAAP"). Effective for periods beginning on or after January 1, 2011, the Canadian Accounting Standards Board adopted International Financial Reporting Standards ("IFRS") as generally accepted accounting principles in Canada for publicly accountable entities, such as us.  For information regarding the impact of IFRS on our accounting policies and financial statements, see "Changes in Accounting Policies – Convergence of Canadian GAAP with IFRS" in the 2010 Annual MD&A, "Changes in Accounting Policies – Adoption of International Financial Reporting Standards" in the Q1 2011 MD&A and note 23 "First-Time Adoption of International Financial Reporting Standards" to our Q1 2011 Financial Statements, which documents are incorporated by reference herein.

Canadian GAAP differs in some significant respects from United States generally accepted accounting principles ("U.S. GAAP") and thus our financial statements may not be comparable to the financial statements of U.S. companies.  The principal differences as they apply to us are summarized in note 21 to the 2010 Annual Financial Statements, which are incorporated by reference herein.  As the SEC has issued final rules to accept from foreign private issuers, such as us, financial statements prepared in accordance with IFRS (as issued by the International Accounting Standards Board) without reconciliation to U.S. GAAP, we will no longer be preparing such reconciliations.

The securities regulatory authorities in Canada have adopted National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities ("NI 51-101"), which imposes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities.

NI 51-101 permits oil and gas issuers, in their filings with Canadian securities regulatory authorities, to disclose not only proved, probable and possible reserves but also resources, and to disclose reserves and production on a gross basis before deducting royalties.  Probable reserves, possible reserves and resources are of a higher risk and are less likely to be accurately estimated or recovered than proved reserves.  We are permitted to disclose reserves in accordance with Canadian securities law requirements and the disclosure in the documents incorporated by reference herein or in a Prospectus Supplement may include reserves designated as probable reserves, possible reserves and resources.

The SEC definitions of proved, probable and possible reserves are different than NI 51-101; therefore, proved, probable and possible reserves disclosed in the documents incorporated by reference into this Prospectus and/or a Prospectus Supplement may not be comparable to United States standards.  The SEC currently requires United States oil and gas companies, in their filings with the SEC, to disclose only proved reserves after the deduction of royalties and interests of others but permits the optional disclosure of probable and possible reserves.  The SEC does not permit the inclusion of estimates of resources in reports filed with it by United States companies.

Moreover, as permitted by NI 51-101, we have determined and disclosed the net present value of future net revenue from our reserves using only forecast prices and costs.  The SEC does not permit the disclosure of the net present value of future net revenue from reserves based on forecast prices and costs and requires that disclosure be based on historical 12-month average prices.

Additional information prepared in accordance with Accounting Standards Codification 932 "Extractive Activities – Oil & Gas" issued by the United States Financial Accounting Standards Board relating to our petroleum and natural gas reserves is set forth in the Supplemental Oil and Gas Disclosures, which are incorporated herein by reference.

Certain documents incorporated by reference into this Prospectus contain estimates of "contingent resource". "Contingent resource" is not, and should not be confused with, petroleum and natural gas reserves. "Contingent resource" is defined in the Canadian Oil and Gas Evaluation Handbook as "those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies. Contingencies may include factors such as economic, legal, environmental, political and regulatory matters or a lack of markets. It is also appropriate to classify as contingent resource the estimated discovered recoverable quantities associated with a project in the early evaluation stage." There is no certainty that it will be commercially viable to produce any portion of the contingent resource or that Baytex will produce any portion of the volumes currently classified as contingent resource. A "best estimate" of contingent resource means that it is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate, and if probabilistic methods are used, there should be at least a 50% probability that the quantities actually recovered will equal or exceed the best estimate.

The primary contingencies which currently prevent the classification of Baytex's contingent resource as reserves consist of: preparation of firm development plans, including determination of the specific scope and timing of the project; project sanction; access to capital markets; stakeholder and regulatory approvals; access to required services and field development infrastructure; oil prices and differentials between light, medium and heavy oil prices; demonstration of economic viability; future drilling program and testing results; further reservoir delineation and studies; facility design work; limitations to development based on adverse topography or other surface restrictions; and the uncertainty regarding marketing and transportation of petroleum from development areas.

There is no certainty that it will be commercially viable to produce any portion of the contingent resource or that Baytex will produce any portion of the volumes currently classified as contingent resource.  The estimates of contingent resource involve implied assessment, based on certain estimates and assumptions, that the resource described exists in the quantities predicted or estimated and that the resource can be profitably produced in the future.  The net present value of the future net revenue from the contingent resource does not necessarily represent the fair market value of the contingent resource.

The recovery and resource estimates provided in the documents incorporated by reference herein are estimates only. Actual contingent resource (and any volumes that may be reclassified as reserves) and future production from such contingent resource may be greater than or less than the estimates provided herein.  The SEC does not permit the inclusion of estimates of resources in reports filed with it by United States companies.

Unless otherwise stated, all of the reserves information contained in the documents incorporated herein by reference, have been calculated and reported in accordance with NI 51-101.

NON-GAAP FINANCIAL MEASURES

In this Prospectus and the documents incorporated by reference into this Prospectus, we refer to certain financial measures (such as funds from operations, payout ratio, total monetary debt and operating netback) which do not have any standardized meaning prescribed by Canadian GAAP or IFRS.  While funds from operations, payout ratio and operating netback are commonly used in the oil and gas industry, our determination of these measures may not be comparable with calculations of similar measures for other issuers.

Funds from Operations

We define funds from operations as cash flow from operating activities before changes in non-cash operating working capital and other operating items.We believe thatthis measure assists in providing a more complete understanding of certain aspects of our results of operations and financial performance, including our ability to generate the cash flow necessary to fund future dividends to shareholders and capital investments.

However, funds from operations should not be construed as an alternative to traditional performance measures determined in accordance with Canadian GAAP, such as cash flow from operating activities and net income.  Please refer to our most recent management's discussion and analysis of financial condition and results of operations, which is incorporated by reference herein, for a reconciliation of funds from operations to cash flow from operating activities.

Payout Ratio

We define payout ratio as cash dividends (net of participation in our dividend reinvestment plan) divided by funds from operations.  We believe thatthis measure assists in providing a more complete understanding of certain aspects of our results of operations and financial performance, including our ability to generate the cash flow necessary to fund future dividends to Shareholders and capital investments.

Total Monetary Debt

We define total monetary debt as the sum of monetary working capital (which is current assets less current liabilities (excluding non-cash items such as future income tax assets or liabilities and unrealized gains or losses on financial derivative contracts)), the principal amount of long-term debt and the balance sheet amount of any convertible debentures and long-term bank loan.  We believe that this measure assists in providing a more complete understanding of our cash liabilities.

Operating Netback

We define operating netbackas product revenue less royalties, operating expenses and transportation expenses divided by barrels of oil equivalent production volume for the applicable period.  We believe thatthis measure assists in evaluating the specific operating performance by product.

ADDITIONAL INFORMATION

This Prospectus is part of a combined registration statement on Form F-10/F-3 relating to the Securities that we filed with the SEC. Under the registration statement, we may, from time to time, sell any of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of CDN$500,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable ProspectusSupplement.

This Prospectus does not contain all the information set out in the registration statement.  For further information about us and the Securities, please refer to the registration statement and its exhibits.  We are subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports and other information with the SEC and with the Canadian provincial securities regulatory authorities.  Under a multi-jurisdictional disclosure system adopted by the United States and Canada, we generally may prepare these reports and other information in accordance with the disclosure requirements of Canada.  These requirements are different from those of the United States.  As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and Shareholders holding 10% or more of the Common Shares are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The reports and other information filed and furnished by us with the SEC may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to this offering.

EXCHANGE RATES

In this Prospectus and the documents incorporated herein by reference, unless otherwise specified, all dollar amounts are expressed in Canadian dollars. The following tables set forth: (i) the rates of exchange for Canadian dollars, expressed in United States dollars in effect at the end of each of the periods indicated; and (ii) the average of exchange rates in effect on the last day of each month during such period, in each case based on the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York for United States Dollars.

United States Dollars
	Six Months Ended	Year Ended December 31
	June 30, 2011	2010	2009	2008
Average for the Period(1)	$1.0296	$0.9709	$0.8757	$0.9381
End of Period	$1.0371	$1.0054	$0.9555	$0.8166

Note:

(1)	Determined by averaging the rates on the last business day of each month during the respective period.

On August 3, 2011, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the Bank of Canada noon rate for United States dollars, was CDN$1.00=U.S.$1.0380.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation formed under, and governed by, the laws of the Province of Alberta, Canada and our principal place of business is in Canada.  Substantially all of our directors and officers and the experts named in this Prospectus are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets and our assets are located outside the United States.  As a result, it may be difficult for investors in the United States to effect service of process within the United States upon those directors, officers and experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States.

We have been advised by our Canadian counsel, Burnet, Duckworth & Palmer LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have appointed Baytex Energy USA Ltd., 600 17th St., Suite 1600 S, Denver, CO 80202, as our agent in the United States upon which service of process against us may be made in any action based on this Prospectus or any Prospectus Supplement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada and with the SEC in the United States.  Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at Suite 2800, Centennial Place, East Tower, 520 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0R3, Telephone:  (587) 952-3000.  In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through the SEDAR website at www.sedar.com.

The following documents filed with the various securities commissions or similar authorities in the provinces of Canada are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	our annual information form for the year ended December 31, 2010 dated March 28, 2011 (the "Annual Information Form");

(b)
our audited consolidated financial statements as at December 31, 2010 and 2009 and for the years then ended, together with the notes thereto and the auditor's report thereon (collectively, the "2010 Annual Financial Statements");

(c)	our management's discussion and analysis of operating and financial results for the year ended December 31, 2010 (the "2010 Annual MD&A");

(d)
our condensed interim unaudited consolidated financial statements as at March 31, 2011, January 1, 2010 and December 31, 2010 and for the three month periods ended March 31, 2011 and 2010, together with the notes thereto (the "Q1 2011Financial Statements");

(e)	our management's discussion and analysis of operating and financial results for the three month period ended March 31, 2011 (the "Q1 2011 MD&A");

(f)	our Information Circular – Proxy Statement dated March 31, 2011 relating to the annual meeting of Shareholders held on May 17, 2011 (the "Information Circular");

(g)
the supplemental disclosure of our oil and gas producing activities prepared in accordance with Accounting Standards Codification 932 "Extractive Activities – Oil & Gas" issued by the United States Financial Accounting Standards Board (the "Supplemental Oil and Gas Disclosures"), which was filed on SEDAR under the category "Other" on March 28, 2011; and

(h)	our material change report dated January 10, 2011 in respect of the completion of the Corporate Conversion.

The following document of the Trust, our predecessor, filed with the various securities commissions or similar authorities in the provinces of Canada is specifically incorporated by reference into and forms an integral part of this Prospectus:  the Information Circular – Proxy Statement of the Trust dated October 26, 2010 relating to the special meeting of Unitholders held on December 9, 2010.

Any annual information form, audited consolidated financial statements (together with the auditor's report thereon) and related management's discussion and analysis, information circular, material change reports, business acquisition reports and condensed interim unaudited consolidated financial statements and related management's discussion and analysis subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces and territories of Canada after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus.  In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, if we specifically state it in the applicable document, we may incorporate by reference into the registration statement of which this Prospectus forms a part information from documents that we file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Any statement contained in this Prospectus or in a document (or part of a document) incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference into this Prospectus or to constitute a part of this Prospectus.

Upon a new annual information form and corresponding annual financial statements and related management's discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements and the related management's discussion and analysis, material change reports, business acquisition reports and information circulars filed prior to the commencement of the financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.  Upon interim consolidated financial statements and the related management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim consolidated financial statements and the related management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus.  Upon a new information circular – proxy statement relating to an annual meeting of Shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the information circular – proxy statement for the preceding annual meeting of Shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.  However, if the information circular – proxy statement for the preceding annual meeting contains disclosure regarding special business which differs from the matters voted on, or to be voted on, at a new annual meeting for which the new information circular – proxy statement is filed by the Corporation, the information circular – proxy statement for the preceding annual meeting of Shareholders shall continue to be incorporated into this Prospectus.

One or more Prospectus Supplements containing the specific variable terms for an issue of Securities and other information in relation to those Securities will be delivered or made available to purchasers of such Securities together with this Prospectus to the extent required by applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

You should rely only on the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer of these Securities in any jurisdiction where the offer is not permitted by law.  An investor should not assume that the information contained in or incorporated by reference into this Prospectus or any Prospectus Supplement is accurate as of any date other than the date of the applicable document.

SUMMARY DESCRIPTION OF BUSINESS

Baytex Energy Corp.

We were incorporated on October 22, 2010 pursuant to the provisions of the ABCA, as an indirect wholly-owned subsidiary of the Trust, for the sole purpose of participating in the Corporate Conversion, which was implemented as a result of changes to laws regarding the taxation of trusts in Canada that took effect on January 1, 2011.Pursuant to the Corporate Conversion: (i) on December 31, 2010, holders of Trust Units exchanged their Trust Units for Common Shares on a one-for-one basis; and (ii) on January 1, 2011, the Trust was dissolved and terminated, with us being the successor to the Trust.

Our head office is located at Suite 2800, Centennial Place, East Tower, 520 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 0R3 and our registered office is located at 1400, 350 – 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3N9.  Effective August 22, 2011, our registered office will be located at 2400, 525 – 8th Avenue S.W., Calgary, Alberta, Canada, T2P 1G1.

Business of the Corporation

Through our subsidiaries, we are engaged in the business of acquiring, developing, exploiting and holding interests in petroleum and natural gas properties and related assets in Canada (primarily in the provinces of British Columbia,Alberta and Saskatchewan) and in the United States (primarily in the states of North Dakota and Wyoming). We act as the primary financing vehicle for our subsidiaries by providing access to debt and equity capital markets.  As at the date of this Prospectus, our primary assets are the shares of Baytex Energy that we own and the Notes. Cash flow from the business carried on by our subsidiaries is flowed to us by way of dividends, interest and principal repayments on the Notes and intercompany loans.

We pay monthly cash dividends to holders of our Common Shares in accordance with our dividend policy.  In the event that we do not comply with covenants under the Credit Facilities and the Debenture Indenture, our ability to pay dividends to Shareholders may be restricted.  See "Description of Common Shares – Dividend Policy".

For a description of the general development of our business over the last three completed financial years, see "General Development of Our Business" and "Description of Our Business and Operations" in the Annual Information Form, which is incorporated by reference herein.

Organizational Structure

The following diagram describes the inter-corporate relationships among us and our material subsidiaries.

Potential Acquisitions

We continue to evaluate potential acquisitions of all types of petroleum and natural gas and other energy-related assets as part of our on-going acquisition program.  We are normally in the process of evaluating several potential acquisitions at any one time which individually or together could be material.  As of the date hereof, other than as otherwise disclosed herein, we have not reached agreement on the price or terms of any potential material acquisitions.  We cannot predict whether any current or future opportunities will result in one or more acquisitions for us.

CONSOLIDATED CAPITALIZATION

Other than the amendment of Baytex Energy's credit facilities effective June 14, 2011 (as described below), there have been no material changes in our share and loan capital, on a consolidated basis, since March 31, 2011.

On June 14, 2011, our wholly-owned subsidiary, Baytex Energy, reached agreement with its lending syndicate to amend the credit facilities to (i) increase the amount available under the facilities to $700 million (from $650 million), (ii) extend the revolving period from 364days (with a one-year term out following the revolving period) to threeyears, which is extendible annually for a 1, 2 or 3 year period (subject to a maximum three-year term at any time), and (iii) change the structure of the facilities from reserves-based to covenant-based (with standard commercial covenants for facilities of this nature).  The Credit Facilities do not require any mandatory principal payments during the three-year term.  Advances (including letters of credit) under the Credit Facilities can be drawn in either Canadian or U.S. funds and bear interest at the agent bank's prime lending rate, bankers' acceptance discount rates or London Interbank Offer Rates, plus applicable margins.  The Credit Facilities are secured by a floating charge over all of Baytex Energy's assetsand are guaranteed by Baytex and certain material restricted subsidiaries.The Credit Facilities do not include a term-out feature or a borrowing base restriction.In the event that we do not comply with covenants under the Credit Facilities, our ability to pay dividends to Shareholders may be restricted.  See "Record of Dividends".  A copy of the amended and restated credit agreement which establishes the Credit Facilities is accessible on the SEDAR website at www.sedar.com (filed under the category "Material Document" on July 22, 2011).

As at March 31, 2011, we had 115,177,168 Common Shares and rights to acquire 4,609,178 Common Shares (issued pursuant to the Incentive Plan) outstanding.  In addition, as at March 31, 2011, we had 176,390 restricted awards and 113,610 performance awards (granted pursuant to the Share Award Incentive Plan) outstanding.  For a description of the Incentive Plan, see "Executive Compensation Plan – Common Share Rights Incentive Plan" in the Information Circular, which is incorporated by reference herein.  For a description of the Share Award Incentive Plan, see "Executive Compensation Plan – Share Award Incentive Plan" in the Information Circular, which is incorporated by reference herein.

RECORD OF DIVIDENDS

Our dividend policy is to pay a monthly dividend on our Common Shares onor about the 15th day following the end of each calendar month to Shareholders of record on or about the last business day of each such calendar month.  See "Description of Common Shares – Dividend Policy".

Since we commenced operations on January 1, 2011, the following Common Share dividends have been declared by us.

Record Date	Payment Date	Amount per Common Share

January 31, 2011	February 15, 2011	$0.20
February 28, 2011	March 15, 2011	$0.20
March 31, 2011	April 15, 2011	$0.20
April 29, 2011	May 14, 2011	$0.20
May 31, 2011	June 16, 2011	$0.20
June 30, 2011	July 14, 2011	$0.20
July 29, 2011	August 15, 2011	$0.20

Pursuant to the Credit Facilities, we are restricted from paying dividends to Shareholders if a default or event of default has occurred and is continuing and, if no default or event of default has occurred which is continuing, where the dividend would or would reasonably be expected to have a material adverse effect on us or on our or our subsidiaries' ability to fulfill their obligations under the Credit Facilities or under any hedge agreements with lenders (or their affiliates) under the Credit Facilities.

The Debenture Indenture also contains certain limitations on maximum cumulative dividends. Restricted payments include the declaration or payment of any dividend or distribution by us and the payment of interest or principal on subordinated debt owed by us.  We and certain of our subsidiaries are restricted from making any restricted payments unless at the time of, and immediately after giving effect to, the proposed restricted payment, no default or event of default under the Debenture Indenture has occurred and is continuing, and either:(i) (a) we could incur at least $1.00 of additional indebtedness (other than certain permitted debt) in accordance with the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant in the Debenture Indenture; (b) the ratio of consolidated debt to consolidated cash flow from operations does not exceed 3.0 to 1.0; and (c) the aggregate amount of all restricted payments declared or made after August 26, 2009(other than certain permitted restricted payments) does not exceed the sum of: (A) 80% of consolidated cash flow from operations accrued on a cumulative basis sinceAugust 26, 2009, plus (B) 100% of the aggregate net cash proceeds received by us after August 26, 2009from (x) the issuance by us of convertible debentures, or (y) capital contributions in respect of certain permitted equity that we receive from any person; plus (C) the aggregate net proceeds, including the fair market value of property received after August 26, 2009 other than cash (as determined by the Board of Directors), received by us from any person, other than a subsidiary, from the issuance or sale of debt securities (including convertible debentures) or disqualified stock that have been converted into or exchanged for certain permitted equity of us, plus the aggregate net cash proceeds received by us at the time of such conversion or exchange; or (ii) the aggregate amount of all restricted payments declared or made pursuant to paragraph (i)does not exceed the sum of certain unpaid funds from restricted payments not previously expended under paragraph (i), plus $50,000,000.  As at the date of this Prospectus, we are in compliance with these covenants.

Cash dividends are not guaranteed. Our historical cash dividends (and the Trust's historical cash distributions) may not be reflective of future cash dividends, which will be subject to review by the Board of Directors taking into account our prevailing financial circumstances at the relevant time. Although we intend to pay dividends to Shareholders, these cash dividends may be reduced or suspended. The actual amount distributed will depend on numerous factors, including fluctuations in commodity prices, production levels, capital expenditure requirements, debt service requirements, operating costs, royalty burdens, foreign exchange rates, the satisfaction of the liquidity and solvency tests imposed by the ABCA for the declaration and payment of dividends and other factors beyond our control.See "Risk Factors".

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price less any commission paid in connection therewith and the expenses relating to the particular offering of Securities.  Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, we intend to use the net proceeds from the sale of Securities for general corporate purposes, repayment of indebtedness and/or the direct or indirect financing of future growth opportunities, including acquisitions and capital expenditures.  The amount of net proceeds to be used for any such purposes will be described in a Prospectus Supplement.  We may invest funds that we do not immediately use in short-term marketable investment grade securities.  We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

Our authorized capital consists of an unlimited number of Common Shares without nominal or par value and 10,000,000 preferred shares, without nominal or par value, issuable in series.

Holders of Common Shares are entitled to notice of, to attend and to one vote per share held at any meeting of our Shareholders (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such).

Holders of Common Shares will be entitled to receive dividends as and when declared by the Board of Directors on the Common Shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of our shares ranking in priority to the Common Shares in respect of dividends.

Holders of Common Shares will be entitled in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of our shares ranking in priority to the Common Shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of our shares ranking equally with the Common Shares in respect of return of capital on dissolution, in such of our assets as are available for distribution.

Dividend Policy

Our dividend policy is to pay a monthly dividend on our Common Shares onor about the 15th day following the end of each calendar month to Shareholders of record on or about the last business day of each such calendar month.  Our dividend policy follows the general corporate philosophy of financial self sufficiency whereby, over the long term, development capital expenditures and dividend payments are planned to be financed from internally generated funds from operations.  Unless otherwise indicated, all dividends paid or to be paid on our Common Shares are designated as "eligible dividends" for Canadian income tax purposes.

The amount of future cash dividends, if any, will be subject to the discretion of the Board of Directors and may vary depending on a variety of factors and conditions existing from time to time, including fluctuations in commodity prices, production levels, capital expenditure requirements, debt service requirements, operating costs, royalty burdens, foreign exchange rates, the satisfaction of the liquidity and solvency tests imposed by the ABCA for the declaration and payment of dividends and other factors beyond our control. Pursuant to the ABCA, after the payment of a dividend, we must be able to pay our liabilities as they become due and the realizable value of our assets must be greater than our liabilities and the legal stated capital of our outstanding securities.  As at March 31, 2011, our legal stated capital was approximately $1.55 billion.  Cash dividends to Shareholders are not assured or guaranteed and there can be no guarantee that Baytex will maintain its dividend policy.  See "Record of Dividends" and "Risk Factors".

The agreement governing the Credit Facilities and the Debenture Indenture restrict our ability to pay cash dividends in certain circumstances and contain certain limitations on maximum cumulative dividends.  See "Record of Dividends".

DESCRIPTION OF SUBSCRIPTION RECEIPTS AND OTHER CONVERTIBLE SECURITIES

Subscription Receipts and Other Convertible Securities may be offered separately or together with other securities of ours.  The applicable Prospectus Supplement will include details of the agreement or other instrument pursuant to which such Subscription Receipts or Other Convertible Securities will be created and issued.

The Subscription Receipts will be issued under a subscription receipt agreement.  A Subscription Receipt is a security of ours that will entitle the holder to receive another security of ours upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity.  After the offering of Subscription Receipts, the proceeds from the sale of the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction.  Holders of Subscription Receipts are not Shareholders.  Holders of Subscription Receipts are only entitled to receive (i) another security of ours upon the surrender of their Subscription Receipts to the escrow agent or (ii) a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of Subscriptions Receipts or Other Convertible Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts or Other Convertible Securities.  This description will include, where applicable: (i) the number of Subscription Receipts or Other Convertible Securities; (ii) the price at which the Subscription Receipts or Other Convertible Securities will be offered; (iii) the terms, conditions and procedures for the conversion or exercise of the Subscription Receipts or Other Convertible Securities into another security of ours or pursuant to which the holders of Subscription Receipts will become entitled to receive another security of ours; (iv) the amount and type of securities that may be obtained upon the conversion or exercise of each Subscription Receipt or Other Convertible Security, as applicable, and the period or periods during which any conversion or exercise must occur; (v) the designation and terms of any other securities with which the Subscription Receipts or Other Convertible Securities will be offered, if any, and the number of Subscription Receipts or Other Convertible Securities that will be offered with each security; (vi) the gross proceeds from the sale of the Subscription Receipts or Other Convertible Securities, including (if applicable) the terms applicable to such proceeds plus any interest earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts or Other Convertible Securities; and (viii) any other material terms and conditions of the Subscription Receipts or Other Convertible Securities.

We will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be offered for sale.

DESCRIPTION OF DEBT SECURITIES

Any Debt Securities issued in Canada will be issued under an amended and restated trust indenture (the "Canadian Indenture") among us, as issuer, Baytex Energy and certain of its subsidiaries, as guarantors, and Valiant Trust Company, as indenture trustee (the "Canadian Trustee"), dated January 1, 2011, as supplemented by a first supplemental trust indenture dated February 17, 2011 (the "First Supplemental Indenture").  Copies of the Canadian Indenture and the First Supplemental Indenture are accessible on the SEDAR website at www.sedar.com (filed under the category "Material Document" on January 10, 2011 and February 22, 2011, respectively).

Any Debt Securities issued in the United States will be issued under a trust indenture (the "U.S. Indenture") to be entered into among us, as issuer, Baytex Energy and certain of its subsidiaries, as guarantors, and The Bank of Nova Scotia Trust Company of New York, as indenture trustee (the "U.S. Trustee").  The U.S. Indenture is subject to and governed by the Canada Business Corporations Act and, consequently, is exempt from certain provisions of the United States Trust Indenture Act of 1939, as amended, by virtue of Rule 4d-9 thereunder.  A copy of the form of the U.S. Indenture is accessible on the EDGAR website at www.sec.gov (filed as exhibit 7.1 to the Registration Statement on Form F-10, of which this Prospectus forms a part).  A copy of the form of the U.S. Indenture is also accessible on the SEDAR website at www.sedar.com (filed under the category "Material Document" on July 27, 2011).

In so far as it relates to the Debt Securities, the U.S. Indenture is for all intents and purposes virtually identical to the Canadian Indenture.  In this section, the Canadian Indenture and the U.S. Indenture are collectively referred to as the "Debenture Indenture" and the Canadian Trustee and the U.S. Trustee are collectively referred to as the "Indenture Trustee".

The following is a summary only of important provisions and definitions of the Debenture Indenture and the Debt Securities which describes certain general terms and provisions of the Debt Securities and is not intended to be complete. We urge you to review the applicable Debenture Indenture carefully before making a decision to purchase any Debt Securities because it is the Debenture Indenture, and not this summary, that governs your rights as a holder of our Debt Securities.

General

The Debenture Indenture authorizes us to issue an unlimited aggregate principal amount of Debt Securities in one or more series. The terms and conditions applicable to a series of Debt Securities will be established in accordance with the requirements of the applicable Debenture Indenture for the specific Debt Securities and contained in the applicable Prospectus Supplement.  Reference is made to the relevant Prospectus Supplement for the terms and other information with respect to the Debt Securities being offered thereby, including:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)
the currency or currency units for which the Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)	the percentage of the principal amount at which such Debt Securities will be issued;

(d)	the date or dates on which such Debt Securities will mature;

(e)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(f)	the dates on which any such interest will be payable and the record dates for such payments;

(g)	the name of the trustee under the Debenture Indenture pursuant to which the Debt Securities are to be issued;

(h)	any redemption term or terms under which such Debt Securities may be defeased;

(i)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(j)	any exchange or conversion terms; and

(k)	any other specific terms.

The Debt Securities may, at our option, be issued in fully registered form, in "book-entry only" form or may be uncertificated.  Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee for such Debt Securities.

The Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

Ranking

Unless otherwise indicated in a Prospectus Supplement, the Debt Securities will be our direct unsecured obligations.  The Debt Securities will be senior or subordinated indebtedness of us as described in the relevant Prospectus Supplement.  In the event of the insolvency or winding-up of us, our subordinated indebtedness, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all of our other liabilities (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

Definitions

For the purpose of the following discussion of certain provisions of the Debenture Indenture, the following terms will have substantially the meanings set out below:

"Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination:

(i)
the sum of: (a) discounted future net cash flows from our proved oil and gas reserves and those of our Restricted Subsidiaries calculated in accordance with applicable securities legislation using a discount rate of 10% but before any federal, provincial or foreign income taxes, as estimated by our independent petroleum engineers in a reserve report prepared as of the end of our most recently completed fiscal year for which audited financial statements are available, increased and/or decreased, as the case may be, as described in clause (b); (b) the capitalized costs that are attributable to our oil and gas properties and those of our Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest annual or quarterly financial statements; (c) the net working capital on a date no earlier than the date of our latest annual or quarterly financial statements; and (d) the greater of:

(A)
the net book value of our other tangible assets and those of our Restricted Subsidiaries, including without duplication, Investments in unconsolidated Restricted Subsidiaries, on a date no earlier than the date of our latest annual or quarterly financial statements; and

(B)
the appraised value, as estimated by independent appraisers, of our other tangible assets and those of our Restricted Subsidiaries, including, without duplication, Investments in unconsolidated Restricted Subsidiaries, as of the date no earlier than the date of our latest audited financial statements;

minus

(ii)	the sum of

(A)	minority interests;

(B)	any of our net gas balancing liabilities and those of our Restricted Subsidiaries reflected in our latest annual financial statements;

(iii)
to the extent included in clause (i)(a) above, the discounted future net cash flows, calculated in accordance with applicable securities legislation using a discount rate of 10%, but before any federal, provincial or foreign income taxes and utilizing the prices utilized in our and those of our Restricted Subsidiaries' year-end reserve report, attributable to reserves which are required to be delivered to third parties to fully satisfy our obligations and those of our Restricted Subsidiaries with respect to volumetric production payments on the schedules specified with respect thereto; and

(iv)
the discounted future net cash flows, calculated in accordance with applicable securities legislation but before any federal, provincial or foreign income taxes, attributable to reserves subject to dollar-denominated production payments which, based on the estimates of production and price assumptions included in determining the discounted future cash flows specified in clause (i)(a) above, would be necessary to fully satisfy our payment obligations and those of our Restricted Subsidiaries with respect to dollar-denominated production payments on the schedules specified with respect thereto.

Discounted future net cash flows will be increased pursuant to clauses (i) and (ii) below and decreased pursuant to clauses (iii) and (iv) below, as of the date of determination, by the estimated discounted future net cash flows, calculated in accordance with applicable securities legislation using a discount rate of 10% but before any federal, provincial or foreign income taxes and utilizing the prices utilized in such year-end reserve report referred to in clause (i)(a) above, from:

(i)	estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report;

(ii)
estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development, exploitation, production or other activities;

(iii)	estimated proved oil and gas reserves produced or disposed of since such year-end; and

(iv)
estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development, exploitation, production or other activities.

In the case of each of the determinations made pursuant to clauses (i) through (iv) immediately above, such increases and decreases shall be as estimated by our internal petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net cash flows utilized for purposes of clauses (i)(a) through (i)(d) shall be confirmed in writing by a Canadian nationally recognized firm of independent petroleum engineers;

"Cash Equivalents" means:

(i)
any evidence of Indebtedness with a term to maturity of one year or less issued or directly and fully guaranteed or insured by Canada or the United States or any agency or instrumentality of Canada or the United States or any province or agency thereof (provided that the full faith and credit of Canada or the United States or any province thereof, as the case may be, is pledged in support thereof, and provided, further, that any province of Canada must be rated, as the case may be, at least "R-1" by DBRS Limited (in the case of a Canadian provincial issuer);

(ii)
certificates of deposit or acceptances with a term to maturity of one year or less of, and overnight bank deposits with, any Canadian chartered bank or financial institution that is a member of the United States Reserve System having combined capital and surplus and undivided profits of not less than $500 million or the equivalent in U.S. dollars;

(iii)
commercial paper with a term to maturity of 180 days or less issued by a corporation that is not an affiliate of us and is organized under the laws of Canada or any province thereof or, any state of the United States and rated at least A 1 by S&P or at least P 1 by Moody's or at least "R-1" by DBRS Limited (in the case of a Canadian issuer); and

(iv)	funds which invest exclusively in any combination of the foregoing;

"Change of Control" means the occurrence of any one of the following: (i) all or substantially all of our property, assets and undertaking on a consolidated basis becomes the property of any other person who is not an affiliate of us; or (ii) a person who is not an affiliate of us, or group of such persons acting jointly or in concert, acquires our Common Shares (and/or securities convertible into our Common Shares, as applicable) representing (on a diluted basis, but only giving effect to the conversion or exercise of convertible securities held by such person or group of persons) greater than 50% of our Common Shares, as applicable;

"Consolidated Cash Flow from Operations" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (iii) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period:

(i)
our and our Restricted Subsidiaries' federal, provincial, local and foreign future income tax expense for such period accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sale or dispositions outside the ordinary course of business and provided that current income tax expense determined in accordance with GAAP shall not be included); plus

(ii)	our and our Restricted Subsidiaries' depletion, depreciation and amortization expense for such period; plus

(iii)
site restoration costs plus any other non-cash charges for such period (including any non-cash charges related to a ceiling test write-down required under GAAP) and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business, provided that income tax expense, depletion, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated Cash Flow from Operations only to the extent, and in the same proportion, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period;

"Consolidated Debt" means, at any time, our Indebtedness and that of our Restricted Subsidiaries, other than Hedging Obligations, at such time as determined on a consolidated basis in accordance with GAAP and as shown on our most recent annual audited or quarterly unaudited balance sheets; provided, however, that Consolidated Debt shall not include Convertible Debentures (as defined in the Debenture Indenture);

"Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clauses (iv) and (v) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period:

(i)	Fixed Charges for such period; plus

(ii)
our federal, provincial, state and foreign income tax expense and that of our Restricted Subsidiaries for such period paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business); plus

(iii)	our depletion, depreciation and amortization expense and that of our Restricted Subsidiaries for such period; plus

(iv)	site restoration costs; plus

(v)
any other non-cash charges for such period (including any non-cash charges related to a ceiling test write-down required under GAAP) and minus non-cash credits for such period, other than non cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business;

provided that income tax expense, depletion, depreciation and amortization expense and non cash charges and credits of a Restricted Subsidiary shall be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income for such period;

"Consolidated Net Income" means, for any period, our net income (or net loss) and that of our Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

(i)	any net after tax extraordinary gains or losses (less all fees and expenses relating thereto);

(ii)	any net after tax gains or losses (less all fees and expenses relating thereto) attributable to certain asset sales;

(iii)
the net income (but not the net loss) of any person (other than us or a Restricted Subsidiary), in which we or any Restricted Subsidiary has an equity interest, except that the aggregate amount of dividends or other distributions actually paid to us or any Restricted Subsidiary in cash during such period will be included in such Consolidated Net Income;

(iv)	the net income (or loss) of any person acquired by us or any Restricted Subsidiary in a "pooling of interests" transaction attributable to any period prior to the date of such acquisition;

(v)
the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the date of determination restricted, directly or indirectly, except that the aggregate amount of such net income that could be paid to us or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise will be included in such Consolidated Net Income; and

(vi)	any non-cash charges related to a ceiling test write down under GAAP;

and in each case as adjusted for the pro forma net income of material acquisitions or dispositions (including Restricted Subsidiaries acquired or disposed of in such period) in such period on the basis that such acquisition or disposition occurred on the first day of such period;

"Consolidated Net Worth" means, at any date of determination, the shareholders' equity as set forth on our most recently available quarterly or annual consolidated balance sheet and that of our Restricted Subsidiaries together with the principal amount of any outstanding Convertible Debentures (as defined in the Debenture Indenture), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of our capital stock and less, to the extent included in calculating our shareholders' equity and that of our Restricted Subsidiaries, the shareholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP;

"Debt Securities" means the debentures, notes or other evidence of our indebtedness issued and certified from time to time pursuant to the Debenture Indenture (including the 2016 Debentures and the 2021 Debentures);

"Debtholders" or "holders" means the persons for the time being entered in the register for Debt Securities as registered holders of Debt Securities payable to a named payee or any transferees of such persons by endorsement or delivery;

"Default" means any event that is, or after notice or passage of time or both would be, an Event of Default;

"Disqualified Stock" means any class or series of capital stock, other than our Common Shares, that either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise:

(i)	is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to any such final stated maturity of any of the Debt Securities;

(ii)	is redeemable at the option of the holder thereof at any time on or prior to such final stated maturity; or

(iii)	at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time on or prior to such final stated maturity,

provided that any capital stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such capital stock upon the occurrence of an "asset sale" or "change of control" occurring prior to any stated maturity of the Debt Securities will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such capital stock are no more favourable to the holders of such capital stock than the provisions contained in the Debenture Indenture and such capital stock specifically provides that the issuer will not repurchase or redeem any of such stock pursuant to such provision prior to our repurchase of such of the Debt Securities as are required to be repurchased pursuant to the terms of the Debenture Indenture;

"Extraordinary Resolution" means, for the Debt Securities, a resolution passed as an extraordinary resolution by the affirmative votes of the holders of not less than 66 ⅔% of the outstanding aggregate principal amount of Debt Securities represented and voting on a poll at a meeting of Debtholders duly convened for the purpose and held in accordance with the provisions of this Indenture, or in the case of any series of Debt Securities, a resolution passed as an extraordinary resolution by the affirmative votes of the holders of not less than 66 ⅔%, represented and voting on a poll at a meeting of Debtholders duly convened for the purpose and held in accordance with the provisions of the Debenture Indenture.

"Fixed Charges" means, for any period, without duplication, the sum of:

(i)
the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on our consolidated statement of operations and our Restricted Subsidiaries for such period, including, without limitation:

(A)	amortization of debt discount;

(B)	the net cost of any interest rate protection agreements and other types of interest rate hedging agreements (including amortization of discounts);

(C)	the interest portion of any deferred payment obligation;

(D)	amortization of debt issuance costs; and

(E)	the interest component of capital lease obligations; plus

(ii)	cash distributions or dividends paid on preferred stock or Disqualified Stock by any Restricted Subsidiary to any person other than us and our Restricted Subsidiaries; plus

(iii)	all interest on any Indebtedness of any person guaranteed by us or any of our Restricted Subsidiaries;

provided, however, that Fixed Charges shall not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (v) of the definition thereof for such period; and (iii) interest on any Convertible Debentures (as defined in the Debenture Indenture);

"Fixed Charge Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA for such period to Fixed Charges for such period;

"generally accepted accounting principles" or "GAAP" means generally accepted accounting principles in Canada, consistently applied, that are in effect on the date of the Debenture Indenture;

"Hedging Obligations" means the obligations of any person under any:

(i)
interest rate protection agreements and other types of interest rate hedging agreements including, without limitation, interest rate swaps, caps, floors, collars and similar agreements and other related agreements entered into in the ordinary course of business and designed to protect against or manage exposure to fluctuations in interest rates,

(ii)
any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by such person or any of our Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates; and

(iii)
any agreement or arrangement, or any combination thereof, relating to oil and gas prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the oil and gas business and is entered into by such person in the ordinary course of business for the purpose of limiting or managing risk associated with fluctuations in such prices, costs, differentials or similar factors;

"Indebtedness" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

(i)	every obligation of such person for money borrowed but excluding, for lack of doubt, any trade accounts payable and accrued liabilities incurred in the ordinary course of business;

(ii)	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

(iii)	every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

(iv)	every obligation of such person issued or assumed as the deferred purchase price of property or services;

(v)	all conditional sale obligations or all obligations under any title retention agreement, but excluding a title retention agreement to the extent it constitutes an operating lease;

(vi)	every capital lease obligation of such person;

(vii)	all Disqualified Stock of such person valued at its maximum fixed repurchase price (including, without duplication, accrued and unpaid dividends);

(viii)	all obligations of such person under or in respect of Hedging Obligations; and

(ix)
every obligation of the type referred to in clauses (i) through (viii) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed. Indebtedness shall not include our Convertible Debentures (as defined in the Debenture Indenture);

For certainty, Indebtedness shall not include Convertible Debentures (as defined in the Debenture Indenture). For the purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Debenture Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

"Investment" in any person means:

(i)
any direct or indirect advance, loan or other extension of credit (including, without limitation, a guarantee) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase, acquisition or ownership of, any capital stock, Indebtedness or other securities issued by such person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such person, or the making of any investment of cash or other property in such person;

(ii)	the designation of any Restricted Subsidiary as an Unrestricted Subsidiary;

(iii)	the transfer of any assets or properties from us or a Restricted Subsidiary to an Unrestricted Subsidiary, other than the transfer of assets or properties made in the ordinary course of business; and

(iv)	the fair market value of the capital stock (or any other Investment), held by us or any of our Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary.

Investments exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices;

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof, but excluding a title retention agreement to the extent it constitutes an operating lease;

"Material Change" means an increase or decrease, excluding changes that result solely from changes in prices, of more than 30% during a fiscal quarter in the estimated discounted future net cash flows from our proved oil and gas reserves and those of our Restricted Subsidiaries, calculated in accordance with clause (a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

(i)
any acquisitions during the quarter of oil and gas reserves that have been estimated by a Canadian nationally recognized firm of independent petroleum engineers and on which a report or reports exist; and

(ii)	any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the "Limitation on Certain Asset Sales" covenant in the Debenture Indenture;

"Non-Recourse Indebtedness" means:

(i)
our and any Restricted Subsidiary's Indebtedness, other than capital lease obligations, incurred in connection with the construction, development or acquisition by us or such Restricted Subsidiary in the ordinary course of business of assets used in the oil and gas business, including office buildings and other real property used by us or such Restricted Subsidiary in conducting our or such Restricted Subsidiary's operations; and

(ii)	any renewals and refinancings of such Indebtedness.

For Indebtedness described in the clauses (i) and (ii) to qualify as Non-Recourse Indebtedness, the holders of such Indebtedness must agree that they will look solely to the fixed assets so constructed, developed or acquired and the proceeds thereof which secure such Indebtedness, subject to customary exceptions such as indemnifications for misrepresentation, environmental, title, fraud and other matters, and neither we nor any Restricted Subsidiary may: (x) be directly or indirectly liable for such Indebtedness, or (y) provide credit support, including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness, other than the grant of a Lien on such constructed, developed or acquired fixed assets and the proceeds therefrom;

"Permitted Indebtedness" means, without duplication:

(i)
our Indebtedness and that of any Restricted Subsidiary arising under the Senior Secured Credit Facilities or which constitutes certain acquired Indebtedness in an aggregate outstanding principal amount at any time not to exceed the greater of: (i) the maximum aggregate principal amount of the Senior Secured Credit Facilities (which amount shall be permanently reduced by the amount of net cash proceeds used to permanently repay Indebtedness under any of the Senior Secured Credit Facilities and not subsequently invested in property and assets that will be used in the oil and gas business or used to reduce other Indebtedness outstanding under another of the Senior Secured Credit Facilities pursuant to certain permitted asset sales); and (ii) 30% of Adjusted Consolidated Net Tangible Assets;

(ii)	our capital lease obligations or that of any Restricted Subsidiary, provided that the aggregate amount of Indebtedness under this clause (ii) does not exceed $25,000,000 at any one time outstanding;

(iii)
our Indebtedness or that of any Restricted Subsidiary under certain monetary obligations created or assumed as part of the purchase price of real or tangible personal property, so long as: (A) such Indebtedness is not secured by any of our property or assets or any Restricted Subsidiary other than the property and assets so acquired and the proceeds thereof; (B) such Indebtedness is created within 90 days of the acquisition of the related property; and (C) the aggregate amount of outstanding Indebtedness under this clause does not at any time exceed $25,000,000;

(iv)	Non-Recourse Indebtedness;

(v)
our Indebtedness or that of any Restricted Subsidiary in respect of Hedging Obligations incurred in the ordinary course of business; provided that, with respect to any interest rate protection agreements and other types of interest rate hedging agreements, the notional amount of any such any interest rate protection agreements and other types of interest rate hedging agreements does not exceed the principal amount of the Indebtedness to which the agreement relates;

(vi)
our Indebtedness or that of any Restricted Subsidiary outstanding on the date the Debenture Indenture is entered into, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, other than Indebtedness arising under the Senior Secured Credit Facilities;

(vii)	our Guarantees or that of any Restricted Subsidiary in respect of any of the foregoing other than Non-Recourse Indebtedness;

(viii)
Indebtedness not otherwise permitted in connection with the limitations on the occurrence of indebtedness under the Debenture Indenture and any other clause of this definition, in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

(collectively, the items described in Clause (i) through to Clause (viii) above, being the "Secured Group Facilities");

(ix)
Indebtedness owed by us to any wholly-owned Restricted Subsidiary or owed by any Restricted Subsidiary to us or a wholly-owned Restricted Subsidiary, provided, however, that if we are the obligor on such Indebtedness, such Indebtedness in unsecured; and provided, further, however, that if any such wholly-owned Restricted Subsidiary ceases to be (for any reason) a wholly-owned Restricted Subsidiary, then this clause shall no longer be applicable to Indebtedness owed by us or any Restricted Subsidiary to such Restricted Subsidiary that was formerly a wholly-owned Restricted Subsidiary;

(x)	Indebtedness represented by the Debt Securities and any applicable associated guarantees given pursuant to the terms of the Debenture Indenture;

(xi)
guarantees by us or any Restricted Subsidiary of Indebtedness that was permitted to be incurred pursuant to the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant in the Debenture Indenture;

(xii)	in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(xiii)	Convertible Debentures (as defined in the Debenture Indenture) and other subordinated Indebtedness;

(xiv)	our Indebtedness or that of any Restricted Subsidiary secured by any Permitted Lien (as such term is defined in the Debenture Indenture);

(xv)
any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any outstanding Indebtedness incurred pursuant to clause (ix), (xi) and (xiv), including any successive refinancings thereof, so long as: (A) any such new Indebtedness is in a principal amount that does not exceed the principal amount so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by us as necessary to accomplish such refinancing, plus the amount of our expenses reasonably estimated to be incurred in connection with such refinancing; (B) in the case of any refinancing of Convertible Debentures (as defined in the Debenture Indenture) or our subordinated indebtedness or, any guarantors, such new Indebtedness is subordinated to the Debt Securities or any associated guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced; and (C) such refinancing Indebtedness has a Weighted Average Life equal to or greater than the Weighted Average Life of the Indebtedness being refinanced and has a final stated maturity no earlier than the final stated maturity of the Indebtedness being refinanced;

"Permitted Investments" means any of the following:

(i)	Investments in Cash Equivalents;

(ii)
Investments by us or any Restricted Subsidiary in another person, if as a result of such Investment such other person (A) becomes a wholly-owned Restricted Subsidiary or (B) is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all of its assets to, us or a wholly-owned Restricted Subsidiary;

(iii)	Investments by us or any of the Restricted Subsidiaries in any one of the other of them; provided that any Indebtedness evidencing such Investment is unsecured;

(iv)	Investments existing on the date the Debenture Indenture is executed;

(v)	Investments made as a result of the receipt of non cash consideration in an asset sale permitted under the Debenture Indenture;

(vi)
Investments consisting of loans and advances to our officers and employees and any Restricted Subsidiary for reasonable travel, relocation and business expenses in the ordinary course of business for bona fide business purposes not in excess of $5,000,000 at any one time outstanding;

(vii)	Investments the payment for which consists exclusively of our capital stock (exclusive of Disqualified Stock);

(viii)	our Hedging Obligations and those of our Restricted Subsidiaries in compliance with the Debenture Indenture;

(ix)	Other Investments that do not exceed $25,000,000 in the aggregate at any one time outstanding;

"Principal Operating Subsidiaries" means at the date of the Debenture Indenture, Baytex Energy, Baytex Oil & Gas Ltd., Baytex Energy Partnership, Baytex Resources Corp. and Baytex Energy USA Ltd.;

"Restricted Payment" means any of the following:

(i)
the declaration or payment of any dividend on, or the making of any distribution to holders of, any shares of our capital stock or that of any Restricted Subsidiary other than: (A) dividends or distributions payable solely in certain permitted equity; or (B) dividends or distributions by a Restricted Subsidiary payable to us or another Restricted Subsidiary;

(ii)
the purchase, redemption or other acquisition or retirement for value, directly or indirectly of any shares of capital stock (or any options, warrants or other rights to acquire shares of capital stock) of: (A) us or any Unrestricted Subsidiary; or (B) any Restricted Subsidiary held by any affiliate of us (other than, in either case, any such capital stock owned by us or any of our Restricted Subsidiaries);

(iii)
the making of any principal payment on, or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, sinking fund payment or maturity, of any subordinated indebtedness;

(iv)	the making of any Investment (other than a Permitted Investment) in any person; or

(v)	the making of any payment of interest or principal on Convertible Debentures (as defined in the Debenture Indenture);

"Restricted Subsidiary" means any Subsidiary, including the Principal Operating Subsidiaries, other than an Unrestricted Subsidiary;

"Senior Secured Credit Facilities" means the amended and restated credit agreement made as of June 14, 2011, as further amended from time to time, among Baytex Energy, the banks that are lenders under such agreement from time to time, and The Toronto-Dominion Bank, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the credit agreement or such other documents may be amended, renewed, extended, substituted, assigned by the agent or any lender, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, assignments, restatements, refinancings, restructuring, supplements or other modifications of the foregoing (including increasing the amount of available borrowings thereunder, provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant in the Debenture Indenture, or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder)) of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders);

"Subsidiary" means any person a majority of the equity ownership or voting stock (including, without limitation, partnership interests) of which is at the time owned, directly or indirectly, by us and/or one or more of our Subsidiaries;

"Unrestricted Subsidiary" means: (i) any Subsidiary that is designated by our Board of Directors as an Unrestricted Subsidiary in accordance with the Debenture Indenture; and (ii) any Subsidiary of an Unrestricted Subsidiary; and

"Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing: (i) the sum of the product of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (B) the amount of each such principal or liquidation value payment; by (ii) the sum of all such principal or liquidation value payments.

Guarantee

The Debt Securities will be jointly and severally guaranteed by all of our Restricted Subsidiaries that directly or indirectly, guarantee, assume or in any other manner become liable for the punctual payment of any of our Indebtedness or that of any other Restricted Subsidiary under the Senior Secured Credit Facilities.  These guarantees may in turn be guaranteed by us.  In the case of default by us, the Indenture Trustee may, subject to the Debenture Indenture, seek redress from such guarantors for the guaranteed obligations.  These guarantees are intended to eliminate structural subordination, which arises as a consequence of certain of our assets being held in various Subsidiaries.  A guarantor may be released from its guarantee in certain circumstances, including, where it no longer remains a majority owned Subsidiary of us or where it becomes an Unrestricted Subsidiary pursuant to the Debenture Indenture.  See also "Risk Factors –Structural Subordination of the Debt Securities".

Purchase of Debt Securities

We may at any time and from time to time purchase the Debt Securities in the market (which will include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or private contract at any price. Debt Securities that are so purchased will be cancelled and will not be reissued or resold.

Covenants

The Debenture Indenture contains various covenants in favour of holders of the Debt Securities, including, but not limited to: (i) the payment of principal, premium (if any) and interest; (ii) our continuing existence, maintenance of our properties and assets; and insurance matters; (iii) payment of taxes and other claims; (iv) limitations on certain asset sales; (v) limitations on certain transactions with affiliates; and (vi) limitations on dividends and other payments affecting Restricted Subsidiaries. In addition, the Debenture Indenture also contains covenants substantially to the following effect:

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock

We will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including certain acquired Indebtedness except to the extent that it qualifies as Permitted Indebtedness pursuant to clause (i) of the definition thereof), other than Permitted Indebtedness, or issue any Disqualified Stock, except that we or a Restricted Subsidiary may incur Indebtedness or issue Disqualified Stock if, at the time of such incurrence or issuance, the Fixed Charge Coverage Ratio for the four full fiscal quarters (taken as one accounting period) immediately preceding the incurrence of such Indebtedness or the issuance of such Disqualified Stock for which internal financial statements are available would have been greater than 2.5 to 1.0. In making the foregoing calculation, various pro forma adjustments will be made as described in the Debenture Indenture.

Limitation on Restricted Payments

We will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of, and immediately after giving effect to, the proposed Restricted Payment, no Default or Event of Default has occurred and is continuing, and either:

(i)
(A) we could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant in the Debenture Indenture; (B) the ratio of Consolidated Debt to Consolidated Cash Flow from Operations does not exceed 3.0 to 1.0; and (C) the aggregate amount of all Restricted Payments declared or made after the date of the Debenture Indenture pursuant to this clause (i) does not exceed the sum of: (1) 80% of Consolidated Cash Flow from Operations accrued on a cumulative basis from the date of the Debenture Indenture, plus (2) 100% of the aggregate net cash proceeds received by us after the date of the Debenture Indenture and (x) the issuance by us of Convertible Debentures (as defined in the Debenture Indenture), or (y) capital contributions in respect of certain permitted equity that we receive from any person; plus (3) the aggregate net proceeds, including the fair market value of property received after the date of the Debenture Indenture other than cash (as determined by our Board of Directors, whose good faith determination will be conclusive), received by us from any person, other than a Subsidiary, from the issuance or sale of debt securities (including Convertible Debentures (as defined in the Debenture Indenture)) or Disqualified Stock that have been converted into or exchanged for certain of our permitted equity, plus the aggregate net cash proceeds received by us at the time of such conversion or exchange; or

(ii)
the aggregate amount of all Restricted Payments declared or made pursuant to paragraph (i) does not exceed the sum of certain unpaid funds from Restricted Payments not previously expended under paragraph (i), plus $50,000,000.

Notwithstanding the foregoing, certain additional payments are be permitted under the Debenture Indenture, including, without limitation: (i) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, new subordinated Indebtedness, so long as we or a Restricted Subsidiary would be permitted to refinance such original subordinated Indebtedness with such new subordinated Indebtedness pursuant to clause (xiv) of the definition of Permitted Indebtedness; (ii) provided no Default or Event of Default has occurred and is continuing or would result from the actions or payments set forth in this clause (ii), the repurchase of any subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a permitted "change of control"; provided that, prior to or simultaneously with such repurchase, we have made a Change of Control offer with respect to the Debt Securities and has repurchased all Debt Securities validly tendered for payment in connection with such offer; (iii) provided no Default or Event of Default has occurred and is continuing or would result from the actions or payments set forth in this clause (iii), the repurchase, redemption or other acquisition or retirement for value of capital stock (or options therefor) from our directors, officers or employees pursuant to any agreement upon the death, disability or termination of employment of such directors, officers or employees, in an amount not to exceed $2,000,000 in any calendar year or $5,000,000 in the aggregate; and (v) payments or distributions in connection with an amalgamation, consolidation, merger, including by way of takeover bid, exchange offer or tender offer, or transfer of assets that complies with the Debenture Indenture.

Limitation on Liens

We shall not, and shall not permit any Restricted Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any of our Indebtedness (other than any Lien securing all or any of the Secured Group Facilities and any Permitted Lien (as defined in the Debenture Indenture)) or that of any Restricted Subsidiary, or any income or profits therefrom, unless the Debt Securities are directly secured equally and rateably with (or prior to, in the case of subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing acquired Indebtedness created prior to the incurrence of such Indebtedness by us or any Restricted Subsidiary, provided that any such Lien only extends to the assets that were subject to such Lien securing such acquired Indebtedness prior to the related acquisition by us or the Restricted Subsidiary except to the extent it qualifies as Permitted Indebtedness pursuant to the provisions of clause (i) of the definition thereof.

Unrestricted Subsidiaries

Our Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) an Unrestricted Subsidiary or a Restricted Subsidiary in accordance with the terms of the Debenture Indenture.

Limitation on Conduct of Business

We shall not, and shall not permit any of our Restricted Subsidiaries to, conduct any business other than the oil and gas business or acting as a special purpose financing conduit on behalf of us and the other Restricted Subsidiaries.

Restrictions on Amalgamations, Mergers and Sale of Certain Assets

We may not consolidate with, amalgamate or merge with or into or sell, assign, transfer or lease all or substantially all of our properties and assets unless:

(a)
the entity formed by such consolidation or amalgamation or into which we are merged or the entity which acquires by operation of law or by conveyance or by transfer our assets substantially as an entirety is a corporation, trust, partnership, limited partnership, joint venture or unincorporated organization organized or existing under the laws of Canada or any province or territory thereof and (except where such assumption is deemed to have occurred solely by the operation of law) such entity assumes under a supplemental indenture all of our obligations under the Debenture Indenture, any supplemental indenture and the Debt Securities and such transaction in the opinion of counsel will be on such terms to preserve and not impair any of the rights and powers of the Indenture Trustee and the holders of Debt Securities;

(b)	immediately before and immediately after giving effect to such transaction, no Event of Default (as defined below) has occurred and is continuing;

(c)
each of the guarantors, if any, shall have executed and delivered to the Indenture Trustee a confirmation that the guarantee executed by such guarantor shall continue to guarantee the obligations of the successor under the Debt Securities; and

(d)
we have delivered to the Indenture Trustee a certificate and an opinion of counsel each stating that such consolidation, amalgamation, merger, sale, lease or transfer and such supplemental indenture comply with the Debenture Indenture and that all conditions precedent contained in the Debenture Indenture relating to such transaction have been complied with.

Financial Information

We have covenanted in the Debenture Indenture to provide the Indenture Trustee and the Debtholders, a copy of all our financial statements, whether annual or interim, and the report (if any) of our auditors thereon and the associated "Management's Discussion and Analysis of Financial Condition and Results of Operations" at the same time as they are required to be filed under applicable securities legislation, which will be deemed to have been provided to the Indenture Trustee and the Debtholders once filed on SEDAR (in the case of the Canadian Indenture) and EDGAR (in the case of the U.S. Indenture).

Events of Default

The Debenture Indenture provides that unless otherwise provided in any supplemental indenture relating to a particular series of Debt Securities, an "Event of Default" in respect of each series of Debt Securities, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any interest on any Debt Security when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or premium, if any) on any Debt Security when due and the continuance of such default for a period of 3 days;

(c)	failure to make or consummate a Change of Control offer or an asset sale offer in accordance with the provisions of the Debenture Indenture, respectively;

(d)
default in any material way in the observance or performance, or breach, of any covenant or agreement of us or any guarantor contained in the Debenture Indenture or any guarantee (other than as contemplated by clauses (a), (b) and (c) above) and continuance of such default or breach for a period of 30 days after written notice has been given: (i) to us by the Indenture Trustee; or (ii) to us and the Indenture Trustee by the holders of not less than 25% in principal amount of the Debt Securities then outstanding;

(e)
the occurrence of an event of default under any mortgage, bond, indenture, loan agreement or other document evidencing Indebtedness of us or any Restricted Subsidiary, which Indebtedness has an aggregate outstanding principal amount of $25,000,000 or more, and such default: (i) results in the acceleration of such Indebtedness prior to its maturity; or (ii) constitutes a failure to make any payment with respect to any such Indebtedness when due and payable after expiration of any applicable grace period;

(f)
failure by us or any of our Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $25,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

(g)
an entry of a decree or order by a court having jurisdiction in the premises adjudging us or any Principal Operating Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of us or any Principal Operating Subsidiary under any Canadian federal or provincial bankruptcy law or any United States bankruptcy law or any other applicable Canadian, United States federal, provincial or state law, or appointing a receiver of us or any Principal Operating Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(h)
the institution by us or any Principal Operating Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Canadian federal or provincial bankruptcy law or any United States bankruptcy law or the consent by it to the filing of any such petition or to the appointment of a receiver of us or any Principal Operating Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Acceleration of Maturity

If an Event of Default (other than as specified in clauses (g) and (h) above) occurs and is continuing, the Indenture Trustee or the Debtholders of not less than 25% in aggregate principal amount of the outstanding Debt Securities may, and the Indenture Trustee at the request of such Debtholders shall, declare the principal of (and premium, if any) and accrued and unpaid interest on, all of the outstanding Debt Securities immediately due and payable and, upon any such declaration, all such amounts will become due and payable immediately. If an Event of Default specified in clauses (g) and (h) above) above occurs and is continuing, then the principal (and premium, if any), and accrued and unpaid interest on all of the outstanding Debt Securities then will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Indenture Trustee or any Debtholder.

At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Debtholders of a majority in aggregate principal amount of the outstanding Debt Securities, by written notice to us and the Debtholders, the Indenture Trustee, may rescind such declaration and its consequences if: (a) we or any guarantor has paid or deposited with the Indenture Trustee a sum sufficient to pay, (i) all overdue interest on all Debt Securities; (ii) all unpaid principal of (and premium, if any) on any outstanding Debt Securities that has become due other than by such declaration of acceleration and interest thereon at the rate borne by the Debt Securities; (iii) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Debt Securities; and (iv) all sums paid or advanced by the Indenture Trustee under the Debenture Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and (b) all Events of Default, other than the non payment of amounts of principal of (and premium, if any) or interest on the Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived in accordance with the Debenture Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because an Event of Default specified in paragraph (e) of the Events of Default above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Indenture Trustee by us and countersigned by the holders of such Indebtedness or an Indenture Trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

Debt Securities in Global Form

Unless otherwise indicated in an applicable Prospectus Supplement, series of the Debt Securities will be issued in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to that series.  Unless and until exchanged, in whole or in part, for the Debt Securities in definitive form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in a Prospectus Supplement relating to such series.  We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee.  Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us.  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Debenture Indenture.  Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Debenture Indenture.  The laws of some states in the United States may require that certain purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form.  These depository arrangements and these laws may impair the ability to transfer beneficial interests in a global security.

Any payments of principal (and premium, if any) and interest, if any, on global Debt Securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities.  None of us, the Indenture Trustee or any paying agent for the Debt Securities represented by the global Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with Debt Securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of Debt Securities in definitive form in exchange for a global security representing such series of Debt Securities.  In addition, we may at any time and in our sole discretion determine not to have a series of Debt Securities represented by a global security and, in such event, will issue a series of Debt Securities in definitive form in exchange for all of the global Debt Securities representing the series of Debt Securities.

Change of Control

If a Change of Control occurs at any time, then each Debtholder shall have the right to require that we purchase such Debtholder's Debt Securities, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Debt Securities, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the procedures set forth in the Debenture Indenture.

Defeasance

The Debenture Indenture contains provisions requiring the Indenture Trustee, at our request, to release us from our obligations under the Debenture Indenture and any supplemental indenture relating to a particular series of Debt Securities provided that, among other things, we have deposited funds or made due provision for the payment of (i) the expenses of the Indenture Trustee and (ii) all principal, premium (if any), interest and other amounts due or to become due in respect of such series of Debt Securities.

Modification and Waiver

The rights of the holders of Debt Securities issued under the Debenture Indenture and any supplemental indenture may be modified if authorized by Extraordinary Resolution. If the proposed modification affects the rights of the holders of a separate series of Debt Securities rather than all of the Debt Securities, the approval of a like proportion of the holders of such separate series of Debt Securities outstanding will be required.

Governing Law

The Canadian Indenture and any Debt Securities issued thereunder will be governed by and construed in accordance with the laws of the Province of Alberta.  The U.S. Indenture and any Debt Securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service

Under the U.S. Indenture, we irrevocably appoint our subsidiary, Baytex Energy USA Ltd., 600 17th Street, Suite 1600 S., Denver, CO  80202, as our authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the U.S. Indenture and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in the City of New York, and we irrevocably submit to the non-exclusive jurisdiction of such courts.

EARNINGS COVERAGE

The following earnings coverage ratios (calculated as consolidated profit or loss (before borrowing costs and income taxes) divided by borrowing costs) have been calculated on a consolidated basis and are derived from audited financial information, in the case of the year ended December 31, 2010, and unaudited financial information in the case of the twelve-month period ended March 31, 2011.  The ratios have been calculated based on Canadian GAAP in respect of the year ended December 31, 2010 and on IFRS in respect of the twelve-month period ended March 31, 2011.

The earnings coverage ratio on short-term and long-term debt for the year ended December 31, 2010 was 6.8 times and for the twelve-month period ended March 31, 2011 was 3.7 times.  Such ratios do not give effect to the issuance of any Debt Securities pursuant to this Prospectus.  If Debt Securities having a term to maturity in excess of one year are offered under a Prospectus Supplement, it will include earnings coverage ratios that give effect to the issuance of such securities.

PLAN OF DISTRIBUTION

We may sell the Securities (i) to underwriters or dealers purchasing as principal, (ii) directly to one or more purchasers pursuant to applicable statutory exemptions, or (iii) through agents in Canada, the United States and elsewhere where permitted by law, for cash or other consideration.  The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.  The Prospectus Supplement for any of the Securities being offered will set forth the terms of the offering of those Securities, including the name or names of any underwriters, dealers or agents, the purchase price of the Securities, the proceeds to us from that sale if determinable, any underwriting fees or discounts and other items constituting underwriters' compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers or agents.  Only underwriters named in the relevant Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions payable by us to that agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this Prospectus.  Any such commission will be paid out of our general funds.  Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect thereof.

Any offering of Subscription Receipts, Other Convertible Securities or Debt Securities will be a new issue of securities with no established trading market.  Unless otherwise specified in the applicable Prospectus Supplement, the Subscription Receipts, Other Convertible Securities or Debt Securities will not be listed on any securities exchange.  Certain dealers may make a market in the Subscription Receipts, Other Convertible Securities or Debt Securities, but will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given that any dealer will make a market in the Subscription Receipts, Other Convertible Securities or Debt Securities or as to the liquidity of the trading market, if any, for the Subscription Receipts, Other Convertible Securities or Debt Securities.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices.  If offered on a non-fixed price basis and to the extent permitted by applicable law, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.  Except as set out in a Prospectus Supplement relating to a particular offering of Securities and to the extent permitted by applicable law, in connection with any offering of Securities the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

MARKET FOR SECURITIES

The Common Shares are listed and posted for trading on the TSX and the NYSE under the trading symbol "BTE".The Common Shares commenced trading on the TSX on January 6, 2011 and on the NYSE on January 3, 2011.The following table sets forth certain trading information for the Common Shares in Canada and the United States for the periods indicated.

	Canada Composite Trading			United States Composite Trading
	Price Range			Price Range
	High ($)	Low ($)	Volume Traded	High ($US)	Low ($US)	Volume Traded

2011
January	49.75	46.00	20,805,126	49.81	46.25	4,567,720
February	56.04	49.32	10,874,364	57.63	49.66	4,075,803
March	56.95	48.52	11,188,097	58.53	49.03	7,234,228
April	58.55	55.52	9,129,670	61.74	57.17	4,175,426
May	58.77	49.81	12,381,539	61.96	50.93	9,048,802
June	55.83	47.59	14,193,634	57.54	48.62	6,851,135
July	55.93	50.70	8,231,379	59.04	52.39	5,339,883

In connection with the Corporate Conversion, effective December 31, 2010, holders of Trust Units exchanged their Trust Units for Common Shares on a one-for-one basis.  From September 8, 2003 to January 5, 2011, the Trust Units were listed and posted for trading on the TSX under the trading symbol "BTE.UN".  From March 27, 2006 to December 31, 2010, the Trust Units were listed and posted for trading on the NYSE under the trading symbol "BTE".  The following table sets forth certain trading information for the Trust Units in Canada and the United States for the periods indicated.

	Canada Composite Trading			United States Composite Trading
	Price Range			Price Range
	High ($)	Low ($)	Volume Traded	High ($US)	Low ($US)	Volume Traded

2010
July	35.12	31.27	7,896,742	34.15	29.14	3,617,389
August	35.49	32.60	11,046,914	33.86	31.14	3,132,144
September	37.87	33.94	9,263,308	36.91	32.62	3,360,415
October	39.12	37.12	11,389,013	38.50	35.94	4,484,768
November	43.47	37.31	19,800,301	43.37	36.93	4,106,441
December	48.18	42.96	10,655,914	47.92	42.23	3,302,036

2011
January (1-5)	47.63	46.55	2,027,866	-	-	-

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain Canadian legal matters relating to the offering of such Securities will be passed upon for us by Burnet, Duckworth & Palmer LLP, Calgary, Alberta and certain United States legal matters, to the extent they are addressed in any Prospectus Supplement, will be passed upon by Carter, Ledyard & Milburn LLP, New York, New York.  In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.  The partners and employees of Burnet, Duckworth & Palmer LLP as a group beneficially own, directly or indirectly, less than 1% of our securities of any class.

INTEREST OF EXPERTS

Deloitte &Touche LLP, our independent registered chartered accountants, are independent of the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

Certain information relating to our reserves incorporated by reference into this Prospectus has been calculated by us and audited and opined upon by Sproule, independent petroleum engineering consultants retained by us, and has been so included in reliance on the opinion and analysis of Sproule, given upon the authority of said firm as experts in reserve engineering.  The directors, officers and employees of Sproule as a group beneficially own, directly or indirectly, less than 1% of our securities of any class.

In addition, none of the aforementioned persons or companies, nor any director, officer or employee of any of the aforementioned persons or companies, is or is expected to be elected, appointed or employed as a director, officer or employee of Baytex or of any of our associate or affiliate entities, except for John A. Brussa, a director of Baytex, who is a partner of Burnet, Duckworth & Palmer LLP.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning or disposing of any Securities offered thereunder, including, to the extent applicable, whether the dividends or distributions relating to the Securities will be subject to Canadian non-resident withholding tax.

To the extent the Securities are being offered for sale in the United States, the applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

RISK FACTORS

An investment in the Securities is subject to various risks including those risks inherent to the industries in which we operate.  If any of these risks occur, our production, revenues and financial condition could be materially harmed, with a resulting decrease in dividends on, and the market price of, the Common Shares.  As a result, the trading price of the Securities could decline, and you could lose all or part of your investment.  Cash dividends to Shareholders are not assured or guaranteed.

In addition to the risk factors set forth below, additional risk factors relating to our business are discussed on pages 9 to 22 (inclusive) of our Annual Information Form, which risk factors are incorporated herein by reference.  Before deciding whether to invest in any Securities, investors should consider carefully the risk factors set out below and in any documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated herein by reference) and those described in a Prospectus Supplement relating to a specific offering of Securities.

There can be no assurance as to the liquidity of the trading market for the Subscription Receipts, Other Convertible Securities and Debt Securities.

Prior to an offering of Subscription Receipts, Other Convertible Securities or Debt Securities, there willbe no public market for the Subscription Receipts, Other Convertible Securities or Debt Securities. There can beno assurance that an active trading market for the Subscription Receipts, Other Convertible Securities or Debt Securities will develop or be sustained. Unless otherwise specified in the applicable Prospectus Supplement, there is nomarket through which the Subscription Receipts, Other Convertible Securities or Debt Securities may be sold andpurchasers may not be able to resell Subscription Receipts, Other Convertible Securities or Debt Securitiespurchased under this Prospectus and the relevant Prospectus Supplement. This may affect the pricing of theSubscription Receipts, Other Convertible Securities or Debt Securities in the secondary market, the transparencyand availability of trading prices and the liquidity of the Subscription Receipts, Other Convertible Securities or Debt Securities.If an active trading market for any Subscription Receipts, Other Convertible Securities or Debt Securities does not develop, the trading liquidity of the relevant securities will be limited and the market value of the relevant securities may be reduced.

Structural Subordination of the Debt Securities

Liabilities of a parent entity with assets held by various subsidiaries may result in the structural subordination of the lenders of the parent entity.  The parent entity is entitled only to the residual equity of its subsidiaries after all debt obligations of its subsidiaries are discharged. In the event of a bankruptcy, liquidation or reorganization of us, holders of our indebtedness (including holders of Debt Securities) may become subordinate to lenders to our subsidiaries.

Certain of our wholly-owned Subsidiaries will provide a guarantee pursuant to the Debenture Indenture.  These guarantees are intended to eliminate structural subordination which arises as a consequence of certain of our assets being held in various Subsidiaries.  Although our wholly-owned material Subsidiaries will each provide a guarantee, not all of our Subsidiaries will provide such a guarantee and there can be no assurance that the enforcement of such guarantees will result in the payment of the obligations that are the subject of the guarantee.  See "Description of the Debt Securities – Guarantee".

PURCHASERS' STATUTORY AND CONTRACTUAL RIGHTS

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser's statutory rights.  Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities.  This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment.  In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price, or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price, or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the province in which the purchaser resides.  The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights or consult with a legal advisor.

Original purchasers of Subscription Receipts, Warrants and Options which are convertible into other securities of us will have a contractual right of rescission against us in respect of the conversion, exchange or exercise of such Subscription Receipts, Warrants and Options.  The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus.  This contractual right of rescission will be consistent with the statutory right of rescission described under section 203 of the Securities Act (Alberta), and is in addition to any other right or remedy available to original purchasers under section 203 the Securities Act (Alberta) or otherwise at law.  Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages.  The purchaser should refer to any applicable provisions of the securities legislation of the province in which the purchaser resides for the particulars of these rights, or consult with a legal advisor.

EXEMPTIONS FROM CERTAIN SECURITIES REQUIREMENTS

We have obtained relief exempting us from the requirements in National Instrument 44-101 Short Form Prospectus Distributions ("NI 44-101") to file:(i) a notice declaring our intention to be qualified to file a short form prospectus at least 10 business days prior to the filing of our first preliminary short form prospectus after the notice; and (ii) a Personal Information Form and Authorization to Collect, Use and Disclose Personal Information in the form attached as Appendix A to National Instrument 41-101 General Prospectus Requirements for each of our directors and executive officers at the time of filing a preliminary short form prospectus for whom the Trust had previously delivered any of the documents described in paragraphs 4.1(b)(i)(E) through (G) of NI 44-101 at the time of filing such preliminary short form prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) consents of independent auditors and engineers and legal counsel; (iii) powers of attorney pursuant to which amendments to the registration statement may be signed; (iv) the form of U.S. Indenture; and (v) statement of eligibility on Form T-1 of the U.S. Trustee.

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We have read the short form base shelf prospectus of Baytex Energy Corp. (the "Corporation") dated August 4, 2011 relating to the sale of up to CDN $500,000,000 (or the equivalent in other currencies or currency units at the time of issue) of: (i) common shares; (ii) subscription receipts; (iii) warrants exercisable to acquire common shares; (iv) options exercisable to acquire common shares; or (v) senior or subordinated debt securities of the Corporation (the "Prospectus").  We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use, through incorporation by reference in the Prospectus, of our report to the board of directors and shareholders of the Corporation on the consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of income and comprehensive income, deficit, and cash flows for the years then ended.  Our report is dated March 15, 2011.

We also consent to the use, through incorporation by reference in the Prospectus, of our report to the board of directors of Baytex Energy Ltd. and the unitholders of Baytex Energy Trust (the "Trust") on the consolidated balance sheets of the Trust as at December 31, 2009 and 2008 and the consolidated statements of income and comprehensive income, deficit and cash flows for the years then ended. Our report is dated March 15, 2010.

We also consent to the use, through incorporation by reference in the Prospectus, of our report to the board of directors of the Corporation on the balance sheet of the Corporation as at October 26, 2010. Our report is dated October 26, 2010.

Calgary, Canada August 4, 2011	(signed) "Deloitte & Touche LLP" Independent Registered Chartered Accountants

CERTIFICATE OF THE CORPORATION

Dated:           August 4, 2011

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces of Canadaexcept Québec.

BAYTEX ENERGY CORP.

By:	"Anthony W. Marino"	By:	"W. Derek Aylesworth"
	Anthony W. Marino		W. Derek Aylesworth
	President and Chief Executive Officer		Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

By:	"John A. Brussa"	By:	"Dale O. Shwed"
	John A. Brussa		Dale O. Shwed
	Director		Director

C-1

FORM F-10

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The constituting documents of the registrants of Form F-10 (the “F-10 Registrants”) contain the following provisions with respect to the protection and indemnification of our directors and officers:

1.	Baytex Energy Corp.

Limitation of Liability

No director or officer for the time being of Baytex Energy Corp. (“Baytex”) shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to Baytex through the insufficiency or deficiency of title to any property acquired by Baytex or for or on behalf of Baytex or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Baytex shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets of or belonging to Baytex or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith and with a view to the best interests of Baytex and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Indemnity

Baytex hereby indemnifies, to the maximum extent permitted under the Alberta Business Corporations Act (“ABCA”), each director and officer and each former director and officer, and may indemnify a person who acts or acted at Baytex’s request as a director or officer of a body corporate of which Baytex is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Baytex or such body corporate.

Insurance

Baytex may purchase and maintain insurance for the benefit of any person against any liability incurred by him or her:

(a)	in his or her capacity as a director or officer of Baytex, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of Baytex; or

(b)
in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at Baytex’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

2.	Baytex Energy Ltd.

Limitation of Liability

Every director and officer of Baytex Energy Ltd. (“Baytex Energy”), in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of Baytex Energy and shall exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer, for the time being of Baytex Energy, shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to Baytex Energy through the insufficiency or deficiency of title to any property acquired by Baytex Energy or for or on behalf of Baytex Energy or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Baytex Energy shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting for any dealings with any moneys, securities or other assets belonging to Baytex Energy or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of Baytex Energy shall be deposited, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder or from liability for any breach thereof.  The directors, for the time being of Baytex Energy, shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of Baytex Energy, except such as shall have been submitted to and authorized or approved by the board.

Indemnity

Subject to section 124 of the ABCA, Baytex Energy shall indemnify a director or officer of Baytex Energy, a former director or officer of Baytex Energy or a person who acts or acted at Baytex Energy’s request as a director or officer of a body corporate of which Baytex Energy is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Baytex Energy or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of Baytex Energy; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Insurance

Baytex Energy may purchase and maintain insurance for the benefit of any person against any liability incurred by him:

(a)	in his capacity as a director or officer of Baytex Energy, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of Baytex Energy; or

(b)
in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at Baytex Energy’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

3.	Baytex Oil & Gas Ltd.

Limitation of Liability

Every director and officer of Baytex Oil & Gas Ltd. (“Baytex Oil & Gas”), in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of Baytex Oil & Gas and shall exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to Baytex Oil & Gas through the insufficiency or deficiency of title to any property acquired for or on behalf of Baytex Oil & Gas or for the insufficiency or deficiency of any security in or upon which any of the moneys of Baytex Oil & Gas shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of Baytex Oil & Gas shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder or from liability for any breach thereof.

Indemnity

Subject to the ABCA, Baytex Oil & Gas shall indemnify a director or officer of Baytex Oil & Gas, a former director or officer of Baytex Oil & Gas or a person who acts or acted at Baytex Oil & Gas’s request as a director or officer of a body corporate of which Baytex Oil & Gas is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Baytex Oil & Gas or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of Baytex Oil & Gas; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.  Baytex Oil & Gas may also indemnify such person in such other circumstances as the ABCA or law permits.

4.	Baytex Energy Partnership

The partnership agreement of Baytex Energy Partnership does not contain an indemnification provision.

5.	Baytex Marketing Ltd.

Limitation of Liability

Every director and officer of Baytex Marketing Ltd. (“Baytex Marketing”), in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of Baytex Marketing and shall exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer, for the time being of Baytex Marketing, shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to Baytex Marketing through the insufficiency or deficiency of title to any property acquired by Baytex Marketing or for or on behalf of Baytex Marketing or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to Baytex Marketing shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting for any dealings with any moneys, securities or other assets belonging to Baytex Marketing or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of Baytex Marketing shall be deposited, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder or from liability for any breach thereof.  The directors, for the time being of Baytex Marketing, shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of Baytex Marketing, except such as shall have been submitted to and authorized or approved by the board.

Indemnity

Subject to section 124 of the ABCA, Baytex Marketing shall indemnify a director or officer of Baytex Marketing, a former director or officer of Baytex Marketing or a person who acts or acted at Baytex Marketing’s request as a director or officer of a body corporate of which Baytex Marketing is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Baytex Marketing or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of Baytex Marketing; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Insurance

Baytex Marketing may purchase and maintain insurance for the benefit of any person against any liability incurred by him:

(a)
in his capacity as a director or officer of Baytex Marketing, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of Baytex Marketing; or

(b)
in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at Baytex Marketing’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

6.	Baytex Resources Corp.

Limitation of Liability

No director or officer for the time being of Baytex Resources Corp. (“Baytex Resources”) shall be liable to Baytex Resources for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to Baytex Resources through the insufficiency or deficiency of title to any property acquired by Baytex Resources or for or on behalf of Baytex Resources or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Baytex Resources shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to Baytex Resources or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of Baytex Resources, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the ABCA or relieve him from liability under the Act.  The directors for the time being of Baytex Resources shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of Baytex Resources, except such as shall have been submitted to and authorized or approved by the directors.  If any director or officer of Baytex Resources shall be employed by or shall perform services for Baytex Resources otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for Baytex Resources, the fact of his being a shareholder, director or officer of Baytex Resources or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Indemnities to Directors and Others

(1)
Subject to section 124 of the ABCA, except in respect of an action by or on behalf of Baytex Resources or body corporate to procure a judgment in its favour, Baytex Resources shall indemnify a director or officer of Baytex Resources, a former director or officer of Baytex Resources or a person who acts or acted at Baytex Resource’s request as a director or officer of a body corporate of which Baytex Resources is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Baytex Resources or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of Baytex Resources; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

(2)
Baytex Resources shall, subject to the approval of a Court (as defined in the ABCA), indemnify a person referred to in paragraph (1) above in respect of an action by or on behalf of Baytex Resources or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of Baytex Resources or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in subsections (a) and (b) of the paragraph above.

(3)
Notwithstanding anything under this section, a person referred to in paragraph (1) above shall be entitled to indemnity from Baytex Resources in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Baytex Resources or body corporate, if the person seeking indemnity: (a) was substantially successful on the merits of his defence of the action or proceeding; and (b) fulfills the conditions set out in parts (a) and (b) in paragraph (1) above.

7.	Baytex Commercial Trust 1

Liability and Indemnification

(a)
The Manager and any Affiliate of the Manager, their directors, officers, employees and agents shall at all times be indemnified and saved harmless by Baytex Commercial Trust 1 (“Trust 1”) from and against all claims whatsoever, including costs, charges and expenses in connection therewith, brought, commenced or prosecuted against it or them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the duties of the Manager and also from and against all other costs, charges and expenses it or they may sustain or incur in or about or in relation to the affairs of Trust 1.  The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 1 for any loss or damage relating to any matter regarding Trust 1, including any loss or diminution in the Net Asset Value of Trust 1.  Nothing herein shall be deemed to protect the Manager against any liability to the Trustee or to the Unitholders in any circumstance where there has been negligence, willful default or dishonesty on the part of the Manager.

(b)
The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 1 for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by the Manager as permitted hereunder, or for any loss, damage or expense caused to Trust 1 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 1 shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or property of Trust 1 shall be lodged or deposited, or for any loss occasioned by error in judgment on the part of the Manager, any Affiliate of the Manager, their respective directors, officers, employees and agents, or for any other loss, damage or misfortune which may happen in the execution by the Manager of its duties hereunder, except to the extent set out in the last sentence of paragraph (a) above.

(c)
The Manager may rely and act upon any statement, report or opinion prepared by, or any advice received from, auditors, solicitors, notaries or other professional advisers of the Manager and shall not be responsible or held liable for acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably relying thereon.

Indemnification of the Trustee

Except as otherwise provided herein, the Trustee and its successors and assigns will at all times be indemnified and saved harmless by Trust 1 from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee in connection with the Trustee acting as trustee or custodian of Trust 1, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing, whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs, charges, and expenses which it sustains or incurs in or about or in relation to the affairs of Trust 1, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party if (a) the Trustee acted honestly and in good faith with a view to the best interest of Trust 1; and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing that its conduct was lawful.

Liability of the Trustee

The Trustee shall not be liable to Trust 1 or to any Unitholder for any loss or damage relating to any matter regarding Trust 1, including loss or diminution in the value of Trust 1 or its assets and the Trustee shall not be liable to Trust 1 or to any Unitholder for the acts, omissions, receipts, neglects or defaults of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to Trust 1 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 1 shall be laid out or invested, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties except as set forth elsewhere in the Trust Agreement.  The foregoing does not apply to the extent that in any circumstance there has been negligence, willful default or dishonesty on the part of the Trustee or to the extent that the Trustee has failed to fulfil its obligations hereunder.

No Liability if Affected by Law

The Trustee will not assume any liability, duty or obligation to any holder of Units if, by reason of any present or future law of Canada or any province of Canada, this Agreement, or anything in it, is declared invalid, or if for any cause not within its reasonable control, the Trustee is in any way hindered, prevented, or restrained from doing or performing any act or thing which it is required to do or perform by the terms of this Agreement.

Instructions by Manager

(a)	The Trustee shall be fully protected in relying upon any instruments or directions given by such parties as may be authorized by the Manager to give instructions or directions to the Trustee.
(b)
The Manager shall file with the Trustee a certificate of incumbency setting forth the names of parties authorized to give instruction or directions to the Trustee on behalf of the Manager (together with specimen signatures of such persons) and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it.  The Trustee shall be fully protected in acting upon good faith upon any instrument, certificate or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in such writing, but may in good faith accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

8.	Baytex Commercial Trust 2

Liability and Indemnification

(a)
The Manager and any Affiliate of the Manager, their directors, officers, employees and agents shall at all times be indemnified and saved harmless by Baytex Commercial Trust 2 (“Trust 2”) from and against all claims whatsoever, including costs, charges and expenses in connection therewith, brought, commenced or prosecuted against it or them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the duties of the Manager and also from and against all other costs, charges and expenses it or they may sustain or incur in or about or in relation to the affairs of Trust 2.  The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 2 for any loss or damage relating to any matter regarding Trust 2, including any loss or diminution in the Net Asset Value of Trust 2.  Nothing herein shall be deemed to protect the Manager or any Affiliate against any liability to the Trustee or to the Unitholders in any circumstance where there has been gross negligence, willful default or dishonesty on the part of the Manager or to the extent that the Manager has materially failed to fulfill its obligations hereunder.

(b)
The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 2 for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by the Manager as permitted hereunder, or for any loss, damage or expense caused to Trust 2 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 2 shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or property of Trust 2 shall be lodged or deposited, or for any loss occasioned by error in judgment on the part of the Manager, any Affiliate of the Manager, their respective directors, officers, employees and agents, or for any other loss, damage or misfortune which may happen in the execution by the Manager of its duties hereunder, except to the extent set out in the last sentence of paragraph (a) above.

(c)
The Manager may rely and act upon any statement, report or opinion prepared by, or any advice received from, auditors, solicitors, notaries or other professional advisers of the Manager and shall not be responsible or held liable for acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably relying thereon.

Indemnification of the Trustee

(a)
Except as otherwise, provided herein, the Trustee and its successors and assigns will at all times be indemnified and saved harmless by Trust 2 from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee in connection with the Trustee acting as trustee or custodian of Trust 2, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing, whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs, charges, and expenses which it sustains or incurs in or about or in relation to the affairs of Trust 2, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party if (a) the Trustee acted honestly and in good faith with a view to the best interest of Trust 2; and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing that its conduct was lawful.  Nothing herein shall be deemed to protect the Trustee where the standard of care defined elsewhere in the Trust Agreement is not met.  Any claim by the Trustee or its successors or assigns under this section shall be satisfied only out of the Trust Property and no Unitholder shall be personally liable with respect to any claim for such indemnity or reimbursement.  This indemnity shall survive the resignation or removal of the Trustee under the Trust Agreement and the termination of the Trust Agreement until such time as all trusts created hereby are terminated.

(b)
The Trustee and its successors and assigns will hereby at all times be indemnified and saved harmless by the Manager from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, penalty taxes and other related charges, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee, which are brought, commenced or prosecuted against it in relation to or in connection with either the failure by the Manager to carry out its obligations under the Trust Agreement, or that result from the gross negligence of the Manager, or the reliance by the Trustee on any representation, instruction or direction of the Manager in relation or connection to the Trust Agreement and the carrying out by the Trustee of any instruction or direction contained therein; and also from and against all other costs, charges, and expenses which they sustain or incur in such respect, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party resulting from the gross negligence of the Manager.  This indemnity does not apply to the extent that in any circumstance there has been gross negligence, wilful default or dishonesty on the part of the Trustee or to the extent that the Trustee has materially failed to fulfil its obligations under the Agreement.  This indemnity shall survive the resignation or removal of the Trustee under the Trust Agreement and the termination of the Trust Agreement and any trusts created thereby.

Liability of the Trustee

The Trustee shall not be liable to Trust 2 or to any Unitholder for any loss or damage relating to any matter regarding Trust 2, including loss or diminution in the value of Trust 2 or its assets and the Trustee shall not be liable to Trust 2 or to any Unitholder for the acts, omissions, receipts, neglects or defaults of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to Trust 2 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 2 shall be laid out or invested, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties except as set forth elsewhere in the Trust Agreement.  The foregoing does not apply to the extent that in any circumstance there has been negligence, willful default or dishonesty on the part of the Trustee or to the extent that the Trustee has failed to fulfil its obligations hereunder.

No Liability if Affected by Law

The Trustee will not assume any liability, duty or obligation to any holder of Units if, by reason of any present or future law of Canada or any province of Canada, this Agreement, or anything in it, is declared invalid, or if for any cause not within its reasonable control, the Trustee is in any way hindered, prevented, or restrained from doing or performing any act or thing which it is required to do or perform by the terms of this Agreement.

Instructions by Manager

(a)	The Trustee shall be fully protected in relying upon any instruments or directions given by such parties as may be authorized by the Manager to give instructions or directions to the Trustee.
(b)
The Manager shall file with the Trustee a certificate of incumbency setting forth the names of parties authorized to give instruction or directions to the Trustee on behalf of the Manager (together with specimen signatures of such persons) and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it.  The Trustee shall be fully protected in acting upon good faith upon any instrument, certificate or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in such writing, but may in good faith accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

9.	Baytex Commercial Trust 3

Liability and Indemnification

(a)
The Manager and any Affiliate of the Manager, their directors, officers, employees and agents shall at all times be indemnified and saved harmless by Baytex Commercial Trust 3 (“Trust 3”) from and against all claims whatsoever, including costs, charges and expenses in connection therewith, brought, commenced or prosecuted against it or them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the duties of the Manager and also from and against all other costs, charges and expenses it or they may sustain or incur in or about or in relation to the affairs of Trust 3.  The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 3 for any loss or damage relating to any matter regarding Trust 3, including any loss or diminution in the Net Asset Value of Trust 3.  Nothing herein shall be deemed to protect the Manager against any liability to the Trustee or to the Unitholders in any circumstance where there has been negligence, willful default or dishonesty on the part of the Manager.

(b)
The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 3 for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by the Manager as permitted hereunder, or for any loss, damage or expense caused to Trust 3 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 3 shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or property of Trust 3 shall be lodged or deposited, or for any loss occasioned by error in judgment on the part of the Manager, any Affiliate of the Manager, their respective directors, officers, employees and agents, or for any other loss, damage or misfortune which may happen in the execution by the Manager of its duties hereunder, except to the extent set out in the last sentence of paragraph (a) above.

(c)
The Manager may rely and act upon any statement, report or opinion prepared by, or any advice received from, auditors, solicitors, notaries or other professional advisers of the Manager and shall not be responsible or held liable for acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably relying thereon.

Indemnification of the Trustee

Except as otherwise provided herein, the Trustee and its successors and assigns will at all times be indemnified and saved harmless by Trust 3 from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee in connection with the Trustee acting as trustee or custodian of Trust 3, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing, whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs, charges, and expenses which it sustains or incurs in or about or in relation to the affairs of Trust 3, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party if (a) the Trustee acted honestly and in good faith with a view to the best interest of Trust 3; and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing that its conduct was lawful.

Liability of the Trustee

The Trustee shall not be liable to Trust 3 or to any Unitholder for any loss or damage relating to any matter regarding Trust 3, including loss or diminution in the value of Trust 3 or its assets and the Trustee shall not be liable to Trust 3 or to any Unitholder for the acts, omissions, receipts, neglects or defaults of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to Trust 3 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 3 shall be laid out or invested, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties except as set forth elsewhere in the Trust Agreement.  The foregoing does not apply to the extent that in any circumstance there has been negligence, willful default or dishonesty on the part of the Trustee or to the extent that the Trustee has failed to fulfil its obligations hereunder.

No Liability if Affected by Law

The Trustee will not assume any liability, duty or obligation to any holder of Units if, by reason of any present or future law of Canada or any province of Canada, this Agreement, or anything in it, is declared invalid, or if for any cause not within its reasonable control, the Trustee is in any way hindered, prevented, or restrained from doing or performing any act or thing which it is required to do or perform by the terms of this Agreement.

Instructions by Manager

(a)	The Trustee shall be fully protected in relying upon any instruments or directions given by such parties as may be authorized by the Manager to give instructions or directions to the Trustee.
(b)
The Manager shall file with the Trustee a certificate of incumbency setting forth the names of parties authorized to give instruction or directions to the Trustee on behalf of the Manager (together with specimen signatures of such persons) and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it.  The Trustee shall be fully protected in acting upon good faith upon any instrument, certificate or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in such writing, but may in good faith accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

10.	Baytex Commercial Trust 4

Liability and Indemnification

(a)
The Manager and any Affiliate of the Manager, their directors, officers, employees and agents shall at all times be indemnified and saved harmless by Baytex Commercial Trust 4 (“Trust 4”) from and against all claims whatsoever, including costs, charges and expenses in connection therewith, brought, commenced or prosecuted against it or them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the duties of the Manager and also from and against all other costs, charges and expenses it or they may sustain or incur in or about or in relation to the affairs of Trust 4.  The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 4 for any loss or damage relating to any matter regarding Trust 4, including any loss or diminution in the Net Asset Value of the Funds.  Nothing herein shall be deemed to protect the Manager against any liability to the Trustee or to the Unitholders in any circumstance where there has been negligence, willful default or dishonesty on the part of the Manager.

(b)
The Manager, and any agent appointed by the Manager, including, without limitation, any Affiliate of the Manager, their respective directors, officers, employees and agents, shall not be liable to Trust 4 for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by the Manager as permitted hereunder, or for any loss, damage or expense caused to Trust 4 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 4 shall be laid out or invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any monies, securities or property of Trust 4 shall be lodged or deposited, or for any loss occasioned by error in judgment on the part of the Manager, any Affiliate of the Manager, their respective directors, officers, employees and agents, or for any other loss, damage or misfortune which may happen in the execution by the Manager of its duties hereunder, except to the extent set out in the last sentence of paragraph (a) above.

(c)
The Manager may rely and act upon any statement, report or opinion prepared by, or any advice received from, auditors, solicitors, notaries or other professional advisers of the Manager and shall not be responsible or held liable for acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably relying thereon.

Indemnification of the Trustee

Except as otherwise provided herein, the Trustee and its successors and assigns will at all times be indemnified and saved harmless by Trust 4 from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee in connection with the Trustee acting as trustee or custodian of Trust 4, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing, whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs, charges, and expenses which it sustains or incurs in or about or in relation to the affairs of Trust 4, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party if (a) the Trustee acted honestly and in good faith with a view to the best interest of Trust 4; and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing that its conduct was lawful.  To the extent that any of the foregoing liabilities relate only to one or more specified Funds, the indemnification provided for herein shall be made by such Fund or Funds in proportion to its or their interest in the matter.

Liability of the Trustee

The Trustee shall not be liable to Trust 4 or to any Unitholder for any loss or damage relating to any matter regarding Trust 4, including loss or diminution in the value of Trust 4 or its assets and the Trustee shall not be liable to Trust 4 or to any Unitholder for the acts, omissions, receipts, neglects or defaults of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to Trust 4 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 4 shall be laid out or invested, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties except as set forth elsewhere in the Trust Agreement.  The foregoing does not apply to the extent that in any circumstance there has been negligence, willful default or dishonesty on the part of the Trustee or to the extent that the Trustee has failed to fulfil its obligations hereunder.

No Liability if Affected by Law

The Trustee will not assume any liability, duty or obligation to any holder of Units if, by reason of any present or future law of Canada or any province of Canada, this Agreement, or anything in it, is declared invalid, or if for any cause not within its reasonable control, the Trustee is in any way hindered, prevented, or restrained from doing or performing any act or thing which it is required to do or perform by the terms of this Agreement.

Instructions by Manager

(a)	The Trustee shall be fully protected in relying upon any instruments or directions given by such parties as may be authorized by the Manager to give instructions or directions to the Trustee.
(b)
The Manager shall file with the Trustee a certificate of incumbency setting forth the names of parties authorized to give instruction or directions to the Trustee on behalf of the Manager (together with specimen signatures of such persons) and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it.  The Trustee shall be fully protected in acting upon good faith upon any instrument, certificate or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in such writing, but may in good faith accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

11.	Baytex Commercial Trust 5

Limitations of Liability

Except to the extent that the Trustee has not complied with the standard of care, the Trustee shall not be liable for any act or omission in the course of, or connected to, rendering services hereunder.  Without limitation, the Trustee shall not be liable for any losses to, or diminution of, the Fund Property, except to the extent that such loss or diminution is directly caused by the Trustee’s breach of the Standard of Care.  In no event shall the Trustee be liable for any consequential or special damages, including but not limited to loss of reputation, goodwill or business.  Notwithstanding any other provision contained herein, the Trustee, to the extent described in this Trust Agreement, shall remain liable for the performance of the obligations of or any person or organization whom it has engaged, appointed or employed and to whom its responsibilities are delegated as permitted herein.  The Trustee shall not be liable or responsible to the Fund or to any Unitholder for: (a) the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by it as permitted involving the negligence, wilful misconduct or lack of good faith of such person, firm or corporation, as well as auditors, distributors, brokers, depositories, custodians, electronic data processors, advisers, lawyers and others upon which the Trustee may reasonably rely and act on information provided by such parties without liability or responsibility to the Fund or to any Unitholder, provided that the Trustee acted reasonably relying thereon, or, (b) any loss, damage or expense caused to the Fund through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Fund shall be paid out or invested, or, (c) any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any monies, Fund Property shall be lodged or deposited, or (d) any loss occasioned by error in judgment or oversight on the part of the Trustee, or (e) any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties hereunder, except to the extent that the Trustee has not complied with the Standard of Care.

Indemnification of the Trustee

The Fund shall indemnify and save harmless the Trustee, and its affiliates, subsidiaries and agents, and their respective directors, officers, and employees (each, an “Indemnified Party”) from and against all costs, expenses (including reasonable costs of litigation and reasonable legal fees and expenses), damages, claims, actions, demands and liabilities to which the Indemnified Party may become subject as a result of any act or omission in connection with this Trust Agreement or which the Indemnified Party sustains or incurs in relation to the affairs of the Fund, except to the extent such costs, expenses, damages, claims, actions, demands or liabilities are incurred as a result of the negligence, wilful misconduct or lack of good faith of the Trustee.

For greater certainty, the commencement of formal legal proceedings shall not be a precondition for indemnification hereunder.  Further, none of the provisions of this Trust Agreement shall require the Trustee to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless the Trustee is first indemnified to its satisfaction.

Standard of Care

The Manager shall exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Fund and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent professional portfolio manager would exercise in comparable circumstances.

Reliance

The Manager may employ or engage, and rely and act on information or advice received from auditors, distributors, brokers, depositories, custodians, electronic data processors, advisers, lawyers and others and shall not be responsible or liable for the acts or omissions of such person or for any other matter, including any loss or depreciation in value of the Fund Property.

Indemnification of Manager

The Manager and its affiliates, subsidiaries and agents, and their respective directors, officers and employees and any other person shall be indemnified by the Fund from and against all costs, expenses, proceedings, claims damages, claims, losses, actions, demands and liabilities that may be brought against, suffered by or incurred by the Indemnified Party by reason of its performance or non-performance of its duties under the terms of this Trust Agreement (including all reasonable legal, audit and professional fees, judgments, fines and settlement payments and other expenses incurred) except to the extent such costs, expenses, proceedings, claims damages, claims, losses, actions, demands or liabilities arise as a result of the negligence, wilful misconduct or lack of good faith of the Manager.

12.	Baytex Commercial Trust 6

Liability of the Trustee

The Trustee shall not be liable to Baytex Commercial Trust 6 (“Trust 6”) or to any Unitholder for any loss or damage relating to any matter regarding Trust 6, including loss or diminution in the value of Trust 6 or its assets and the Trustee shall not be liable to Trust 6 or to any Unitholder for the acts or  omissions of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to Trust 6 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 6 shall be laid out or invested, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties except as set forth elsewhere in the Trust Agreement.  The foregoing does not apply to the extent that in any circumstance there has been negligence, willful default or dishonesty on the part of the Trustee or to the extent that the Trustee has failed to fulfil its obligations hereunder.

Indemnification of the Trustee

Except as otherwise provided herein, the Trustee and its successors and assigns will at all times be indemnified and saved harmless by Trust 6 from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee in connection with the Trustee acting as trustee or custodian of Trust 6, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing, whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs, charges, and expenses which it sustains or incurs in or about or in relation to the affairs of Trust 6, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party if (a) the Trustee acted in compliance with the standard of care as defined elsewhere in the Trust Agreement, and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing that its conduct was lawful.

No Liability if Affected by Law

The Trustee will not assume any liability, duty or obligation to any holder of Units if, by reason of any present or future law of Canada or any province of Canada, this Agreement, or anything in it, is declared invalid, or if for any cause not within its reasonable control, the Trustee is in any way hindered, prevented, or restrained from doing or performing any act or thing which it is required to do or perform by the terms of this Agreement.

Instructions by Manager

(a)	The Trustee shall be fully protected in relying upon any instruments or directions given by such parties as may be authorized by the Manager to give instructions or directions to the Trustee.
(b)
The Manager shall file with the Trustee a certificate of incumbency setting forth the names of parties authorized to give instruction or directions to the Trustee on behalf of the Manager (together with specimen signatures of such persons) and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it.  The Trustee shall be fully protected in acting upon good faith upon any instrument, certificate or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in such writing, but may in good faith accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

Limitation of Liability of Unitholders

(a)
No Unitholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person or persons in connection with the Trust Property or the affairs of Trust 6 and all such other persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of Trust 6.

(b)
Trust 6 shall indemnify and hold each Unitholder harmless from and against all claims and liabilities to which such Unitholder may become subject solely by reason of his being or having been a Unitholder.  The rights accruing to a Unitholder under this section shall not exclude any other right to which such Unitholder may be lawfully entitled, nor shall anything herein contained restrict the right of Trust 6 to indemnify or reimburse a Unitholder in any appropriate situation even though not specifically provided herein; provided, however, that Trust 6 shall have no liability to reimburse Unitholders for taxes assessed against them by reason of their ownership of Units, nor for any losses suffered by reason of changes in the market value of the Trust Property.

13.	Baytex Commercial Trust 7

Liability of the Trustee

The Trustee shall not be liable to Baytex Commercial Trust 7 (“Trust 7”) or to any Unitholder for any loss or damage relating to any matter regarding Trust 7, including loss or diminution in the value of Trust 7 or its assets and the Trustee shall not be liable to Trust 7 or to any Unitholder for the acts or  omissions of any person employed or engaged by it as permitted hereunder, or for joining in any receipt or act of conformity, or for any loss, damage or expense caused to Trust 7 through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to Trust 7 shall be laid out or invested, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of its duties except as set forth elsewhere in the Trust Agreement.  The foregoing does not apply to the extent that in any circumstance there has been negligence, willful default or dishonesty on the part of the Trustee or to the extent that the Trustee has failed to fulfil its obligations hereunder.

Indemnification of the Trustee

Except as otherwise provided herein, the Trustee and its successors and assigns will at all times be indemnified and saved harmless by Trust 7 from and against all demands, claims, actions or causes of action, assessments, losses, damages, penalties, liabilities, taxes, costs and expenses whatsoever asserted against, relating to, imposed upon or incurred by the Trustee in connection with the Trustee acting as trustee or custodian of  Trust 7, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing, whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs, charges, and expenses which it sustains or incurs in or about or in relation to the affairs of Trust 7, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Trustee in respect of any civil, criminal or administrative action or proceeding to which the Trustee is a party if (a) the Trustee acted in compliance with the standard of care as defined herein, and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing that its conduct was lawful.  Notwithstanding the above, in no event shall any Unitholder be personally obligated to provide any indemnification whatsoever to the Trustee.

No Liability if Affected by Law

The Trustee will not assume any liability, duty or obligation to any holder of Units if, by reason of any present or future law of Canada or any province of Canada, this Agreement, or anything in it, is declared invalid, or if for any cause not within its reasonable control, the Trustee is in any way hindered, prevented, or restrained from doing or performing any act or thing which it is required to do or perform by the terms of this Agreement.

Instructions by Manager

(a)	The Trustee shall be fully protected in relying upon any instruments or directions given by such parties as may be authorized by the Manager to give instructions or directions to the Trustee.
(b)
The Manager shall file with the Trustee a certificate of incumbency setting forth the names of parties authorized to give instruction or directions to the Trustee on behalf of the Manager (together with specimen signatures of such persons) and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it.  The Trustee shall be fully protected in acting upon good faith upon any instrument, certificate or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in such writing, but may in good faith accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

14.	Baytex Holdings Limited Partnership

Insurance

The General Partner will obtain and maintain on behalf of Baytex Holdings Limited Partnership (“Baytex Holdings”) insurance in such amounts and with such coverage as in the judgment of the General Partner may be necessary or advisable with respect to the Baytex Holdings Business.

General Partner Liability to Limited Partners

Except for gross negligence or wilful misconduct, the General Partner shall not be liable to the Limited Partners or Baytex Holdings for: (a) any mistakes or errors in judgment; or (b) any act or omission reasonably believed in good faith to be within the scope of authority conferred by this Agreement.

General Partner Indemnity

The General Partner shall indemnify and hold harmless each Limited Partner (including former Limited Partners) from and against all costs incurred and damages suffered by each Limited Partner as a result of a loss of limited liability, other than a loss of limited liability caused by any act or omission of such Limited Partner or as a result of application of principles of Canadian law, provided that such indemnification shall be restricted in respect of each Limited Partner, to the amount in excess of such Limited Partner’s capital contribution.  The General Partner shall indemnify and hold harmless Baytex Holdings from and against all costs incurred and damages suffered by Baytex Holdings as a result of gross negligence or wilful misconduct by the General Partner or as a result of any act or omission by the General Partner not reasonably believed to be in good faith to be within the scope of authority conferred by this Agreement.

Partnership Indemnity of General Partner Directors and Officers

Baytex Holdings agrees to and shall indemnify and hold harmless the directors and officers of the General Partner from and against any and all actions, causes of action, claims, demands, liabilities, losses, damages, costs, charges and expenses which they may suffer, incur or be liable for, as a result of, arising out of, relating to or connected with such director or officer acting as a director, officer or other representative on behalf of Baytex Holdings, provided that such liabilities, losses, damages, costs, charges or expenses are not a result of the fraud, dishonesty, wilful neglect, wilful default, negligence, breach of trust or breach of duty of the General Partner.

We have entered into agreements, if applicable, with each of our directors and officers to evidence our obligations to indemnify such directors and officers as described above.

Section 124 of the Business Corporations Act (Alberta) provides as follows:

 124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)	fulfils the conditions set out in subsection (1)(a) and (b), and

(c)	is fairly and reasonably entitled to indemnity.

(3.1)  A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)
in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)
in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

As contemplated by Section 124(4) of the Business Corporations Act (Alberta), the applicable F-10 Registrants have  purchased insurance against potential claims against its directors and officers and against loss for which the F-10 Registrants may be required or permitted by law to indemnify such directors and officers.

 *           *           *

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the F-10 Registrants pursuant to the foregoing provisions, the F-10 Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

FORM F-10

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1*
Annual Information Form for the year ended December 31, 2010, dated March 28, 2011 (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.2*
Audited consolidated financial statements as at December 31, 2010 and 2009 and for the years then ended, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.3*
Management’s discussion and analysis of operating and financial results for the year ended December 31, 2010 (incorporated by reference to Exhibit 99.3 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.4*
Condensed interim unaudited consolidated financial statements as at March 31, 2011, January 1, 2010 and December 31, 2010 and for the three month periods ended March 31, 2011 and 2010, together with the notes thereto (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on May 13, 2011 (File No. 001-32754)).

4.5*
Management's discussion and analysis of operating and financial results for the three month period ended March 31, 2011 (incorporated by reference to Exhibit 99.3 to our Report on Form 6-K filed with the SEC on May 13, 2011 (File No. 001-32754)).

4.6*
Information Circular – Proxy Statement dated March 31, 2011 relating to the annual meeting of shareholders held on May 17, 2011 (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on April 6, 2011 (File No. 001-32754)).

4.7*
Supplemental Disclosures about Extraction Activities – Oil and Gas prepared in accordance with Accounting Standards Codification 932 "Extractive Activities – Oil & Gas" (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.8*
Material change report dated January 10, 2011 in respect of a corporate reorganization (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on July 13, 2011 (File No. 001-32754)).

4.9*
Information Circular – Proxy Statement of Baytex Energy Trust (the "Trust") dated October 26, 2010 relating to the special meeting of holders of trust units of the Trust held on December 9, 2010 (incorporated by reference to Exhibits 99.2 to 99.11 to the Trust's Report on Form 6-K filed with the SEC on November 9, 2010 (File No. 001-32754))

5.1	Consent of Deloitte & Touche LLP, independent registered chartered accountants.
5.2*	Consent of Sproule Associates Limited, independent engineers.
5.3*	Consent of Burnet, Duckworth & Palmer LLP, legal counsel.
6.1*	Powers of Attorney (included on the signature page of Registration Statement).
7.1*	Form of Trust Indenture between Baytex Energy Corp., as issuer, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Debt Securities
7.2*	Statement of Eligibility under the Trustee Act of 1939 of The Bank of Nova Scotia Trust Company of New York on Form T-1

__________________
* Previously filed or incorporated by reference herein.

FORM F-10

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrants and their agent for service of process has been filed.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

III-1

FORM F-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this Amendment No. 1 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 4th day of August, 2011.

BAYTEX ENERGY CORP.
By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

BAYTEX ENERGY LTD.
By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

BAYTEX OIL & GAS LTD.
By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

BAYTEX ENERGY PARTNERSHIP by its Managing Partner, Baytex Energy Ltd.
By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

BAYTEX MARKETING LTD.
By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer
BAYTEX RESOURCES CORP.
By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 1 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 2 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 3 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 4 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 5 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 6 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX COMMERCIAL TRUST 7 By: Baytex Oil & Gas Ltd., as Manager
By:	/s/ Anthony W. Marino
Name:	Anthony W. Marino
Title:	President and Chief Executive Officer

BAYTEX HOLDINGS LIMITED PARTNERSHIP by its General Partner, Baytex Marketing Ltd.

By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

SIGNATURES WITH RESPECT TO BAYTEX ENERGY CORP.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony W. Marino	President, Chief Executive Officer	August 4, 2011
Anthony W. Marino	and Director (Principal Executive
Officer)

*	Chief Financial Officer (Principal	August 4, 2011
W. Derek Aylesworth	Financial & Accounting Officer)

*	Director and Executive Chairman	August 4, 2011
Raymond T. Chan

*	Director	August 4, 2011
John A. Brussa

Signature	Capacity	Date

	Director	August 4, 2011
Edward Chwyl

*	Director	August 4, 2011
Naveen Dargan

*	Director	August 4, 2011
R.E.T. Goepel

*	Director	August 4, 2011
Gregory K. Melchin

*	Director	August 4, 2011
Dale O. Shwed

*By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
Attorney-in-Fact August 4, 2011

SIGNATURES WITH RESPECT TO BAYTEX ENERGY LTD.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony W. Marino	President, Chief Executive Officer	August 4, 2011
Anthony W. Marino	and Director (Principal Executive
Officer)

*	Chief Financial Officer (Principal	August 4, 2011
W. Derek Aylesworth	Financial & Accounting Officer)

*	Director and Executive Chairman	August 4, 2011
Raymond T. Chan

Signature	Capacity	Date

*	Director	August 4, 2011
John A. Brussa

	Director	August 4, 2011
Edward Chwyl

*	Director	August 4, 2011
Naveen Dargan

*	Director	August 4, 2011
R.E.T. Goepel

*	Director	August 4, 2011
Gregory K. Melchin

*	Director	August 4, 2011
Dale O. Shwed

*By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
Attorney-in-Fact August 4, 2011

SIGNATURES WITH RESPECT TO BAYTEX OIL & GAS LTD.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony W. Marino	President, Chief Executive Officer	August 4, 2011
Anthony W. Marino	and Director (Principal Executive
Officer)

*	Chief Financial Officer and Director	August 4, 2011
W. Derek Aylesworth	(Principal Financial & Accounting
Officer)

*By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
Attorney-in-Fact August 4, 2011

SIGNATURES WITH RESPECT TO BAYTEX MARKETING LTD.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony W. Marino	President, Chief Executive Officer	August 4, 2011
Anthony W. Marino	and Director (Principal Executive
Officer)

*	Chief Financial Officer and Director	August 4, 2011
W. Derek Aylesworth	(Principal Financial & Accounting
Officer)

*By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
Attorney-in-Fact August 4, 2011

SIGNATURES WITH RESPECT TO BAYTEX RESOURCES CORP.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony W. Marino	President, Chief Executive Officer	August 4, 2011
Anthony W. Marino	and Director (Principal Executive
Officer)

*	Chief Financial Officer and Director	August 4, 2011
W. Derek Aylesworth	(Principal Financial & Accounting
Officer)

*By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
Attorney-in-Fact August 4, 2011

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to Registration Statement, in the capacity of the duly authorized representative of the Registrants in the United States, on August 4, 2011.

BAYTEX ENERGY USA LTD.

By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

FORM F-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.	Indemnification of Directors and Officers

Pursuant to the bylaws of Baytex Energy USA Ltd. (the “Form F-3 Registrant”), the Form F-3 Registrant shall indemnify, in accordance with and to the fullest extent permitted by Colorado Business Corporation Act, as it may be amended from time to time, any person who at any time shall serve or shall have served as director, officer or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person.

Item 2.	Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein.

Item 3.	Undertakings

The undersigned Form F-3 Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Form F-3 Registrant or the Form F-10 Registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Form F-3 Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Form F-3 Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Form F-3 Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Form F-3 Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Form F-3 Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Form F-3 Registrant or used or referred to by the Form F-3 Registrant:

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Form F-3 Registrant or its securities provided by or on behalf of the Form F-3 Registrant; and

(iv) Any other communication that is an offer in the offering made by the Form F-3 Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Form F-3 Registrant’s or the Form F-10 Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Form F-3 Registrant pursuant to the foregoing provisions set forth in Item 3  above, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

FORM F-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 4th day of August, 2011.

BAYTEX ENERGY USA LTD.

By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
	Title:	President and Chief Executive Officer

SIGNATURES WITH RESPECT TO BAYTEX ENERGY USA LTD.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ Anthony W. Marino	President, Chief Executive Officer	August 4, 2011
Anthony W. Marino	and Director (Principal Executive
Officer)

*	Chief Financial Officer, Secretary and	August 4, 2011
W. Derek Aylesworth	Treasurer (Principal Financial &
Accounting Officer)

*	Director	August 4, 2011
Timothy R. Morris

*	Director	August 4, 2011
David A. Veltri

*By:	/s/ Anthony W. Marino
	Name:	Anthony W. Marino
Attorney-in-Fact August 4, 2011

EXHIBIT INDEX
to
FORM F-10

EXHIBIT NUMBER	DESCRIPTION
4.1*
Annual Information Form for the year ended December 31, 2010, dated March 28, 2011 (incorporated by reference to Exhibit 99.1 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.2*
Audited consolidated financial statements as at December 31, 2010 and 2009 and for the years then ended, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.2 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.3*
Management’s discussion and analysis of operating and financial results for the year ended December 31, 2010 (incorporated by reference to Exhibit 99.3 to our Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.4*
Condensed interim unaudited consolidated financial statements as at March 31, 2011, January 1, 2010 and December 31, 2010 and for the three month periods ended March 31, 2011 and 2010, together with the notes thereto (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on May 13, 2011 (File No. 001-32754)).

4.5*
Management's discussion and analysis of operating and financial results for the three month period ended March 31, 2011 (incorporated by reference to Exhibit 99.3 to our Report on Form 6-K filed with the SEC on May 13, 2011 (File No. 001-32754)).

4.6*
Information Circular – Proxy Statement dated March 31, 2011 relating to the annual meeting of shareholders held on May 17, 2011 (incorporated by reference to Exhibit 99.2 to our Report on Form 6-K filed with the SEC on April 6, 2011 (File No. 001-32754)).

4.7*
Supplemental Disclosures about Extraction Activities – Oil and Gas prepared in accordance with Accounting Standards Codification 932 "Extractive Activities – Oil & Gas" (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on March 28, 2011 (File No. 001-32754)).

4.8*
Material change report dated January 10, 2011 in respect of a corporate reorganization (incorporated by reference to Exhibit 99.1 to our Report on Form 6-K filed with the SEC on July 13, 2011 (File No. 001-32754)).

4.9*
Information Circular – Proxy Statement of Baytex Energy Trust (the "Trust") dated October 26, 2010 relating to the special meeting of holders of trust units of the Trust held on December 9, 2010 (incorporated by reference to Exhibits 99.2 to 99.11 to the Trust's Report on Form 6-K filed with the SEC on November 9, 2010 (File No. 001-32754))

5.1	Consent of Deloitte & Touche LLP, independent registered chartered accountants.
5.2*	Consent of Sproule Associates Limited, independent engineers.
5.3*	Consent of Burnet, Duckworth & Palmer LLP, legal counsel.
6.1*	Powers of Attorney (included on the signature page of Registration Statement).
7.1*	Form of Trust Indenture between Baytex Energy Corp., as issuer, and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Debt Securities
7.2*	Statement of Eligibility under the Trustee Act of 1939 of The Bank of Nova Scotia Trust Company of New York on Form T-1

__________________
* Previously filed or incorporated by reference herein.

EXHIBIT INDEX
to
FORM F-3

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1**	Form of Indenture (included as Exhibit 7.1 of Exhibits to Form F-10)
5.4**	Opinion and consent of Carter Ledyard & Milburn LLP
23.1**	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.4 of Exhibits to Form F-3)
23.2	Consent of Deloitte & Touche LLP (included as Exhibit 5.1 of Exhibits to Amendment No. 1 to Form F-10)
23.3**	Consent of Burnet, Duckworth & Palmer LLP (included as Exhibit 5.3 of Exhibits to Form F-10)
24.1**	Powers of Attorney (included on the signature pages to Registration Statement on Form F-3)
25.1**	Form T-1 Statement of Eligibility of Trustee (included as Exhibit 7.2 of Exhibits to Form F-10)

__________________
*To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
** Previously filed or incorporated by reference herein.